                                                                  EXHIBIT 10.60


                                 LEASE AGREEMENT
                             BASIC LEASE INFORMATION

LEASE DATE:                      February 8, 1993

LANDLORD:                        AETNA REAL ESTATE ASSOCIATES, L.P.
                                 A DELAWARE LIMITED PARTNERSHIP

LANDLORD'S ADDRESS:              Aetna Investment Group
                                 1740 Technology Drive, Suite 600
                                 San Jose, CA  95110

TENANT:                          STERIGENICS INTERNATIONAL
                                 A CALIFORNIA CORPORATION
TENANT'S ADDRESS:                4020 Clipper Court
                                 Fremont, California  94538

PREMISES:                        Premises located at 344 Bonnie Circle, Corona,
                                 California 91720, which, upon completion will contain approximately Ninety-Eight
                                 Thousand (98,000) rentable square feet

MONTHS OF TERM:                  One hundred twenty (120) months
                                 (exclusive of Option Terms)

*/**MONTHLY BASE RENT:           Months  Sq. Ft.  Monthly Rate      Monthly Rent
                                 ------  -------  ------------      ------------

                                 1-4      98,000    x 0.032 =         $3,136.00
                                 5-7      98,000    x 0.064 =          6,272.00
                                 8-9      98,000    x 0.096 =          9,408.00
                                 10       98,000    x 0.128 =         12,544.00
                                 11-24    98,000    x 0.32  =         31,360.00
                                 25-48    98,000    x 0.33  =         32,340.00
                                 49-72    98,000    x .364  =         35,672.00
                                 73-96    98,000    x .401  =         39,298.00
                                 97-120   98,000    x .442  =         43,316.00

*PREPAID RENT:                   Thirty-One Thousand Three Hundred Sixty Dollars
                                 ($31,360)

MONTH TO WHICH PREPAID
RENT APPLIED:                    Eleventh (11th) month of the Term

SECURITY DEPOSIT:                None

PERMITTED USE:                   General Office, Warehouse and Cell Area for a
                                 Gamma Sterilization Facility

BROKER(S):                       Grubb & Ellis
                                 Bishop Hawk

TENANT IMPROVEMENTS              ONE HUNDRED THOUSAND AND NO/100
                                 DOLLARS ($100,000)

LANDLORD'S ARCHITECT:            William Simpson and Associates

EXHIBITS:        EXHIBIT A   -   Legal Description of Land
                 EXHIBIT B   -   Legal Description of Entire Westgate
                                 Distribution Center Project
                 EXHIBIT C   -   Floor Plan
                 EXHIBIT D   -   Design Specifications
                 EXHIBIT E   -   Changes to Be Incorporated Into Final Plans and
                                 Specifications For Landlord's Improvements
                 EXHIBIT F   -   Form of Commencement Date Memorandum
                 EXHIBIT G   -   Form of Guaranty
                 EXHIBIT H   -   Construction Insurance Requirements

ADDENDUM OR ADDENDA:             None

* To be adjusted based upon actual rentable square footage - determined after completion of construction.

** See Paragraph 47 for Monthly Base Rent During Options Terms.

                                TABLE OF CONTENTS

PARAGRAPH                                                  Page

1.       DEMISE.............................................. 4
2.       PREMISES............................................ 4
3.       TERM................................................ 4
4.       RENT................................................ 4
5.       LATE CHARGE......................................... 6
6.       There is no Paragraph 6 in this Lease............... 6
7.       LANDLORD IMPROVEMENTS............................... 6
8.       TENANT IMPROVEMENTS................................. 8
9.       USE OF PREMISES..................................... 10
10.      SURRENDER........................................... 10
11.      ALTERATIONS AND ADDITIONS........................... 10
12.      MAINTENANCE OF PREMISES............................. 11
13.      LANDLORD'S INSURANCE................................ 11
14.      TENANT'S INSURANCE.................................. 12
15.      INDEMNIFICATION..................................... 13
16.      SUBROGATION......................................... 13
17.      ABANDONMENT......................................... 13
18.      FREE FROM LIENS..................................... 13
19.      ADVERTISEMENTS AND SIGNS............................ 13
20.      UTILITIES........................................... 13
21.      ENTRY BY LANDLORD................................... 13
22.      DESTRUCTION AND DAMAGE.............................. 14
23.      CONDEMNATION........................................ 15
24.      ASSIGNMENT AND SUBLETTING........................... 16
25.      TENANT'S DEFAULT.................................... 17
26.      LANDLORD'S REMEDIES................................. 17
27.      ATTORNEYS' FEES..................................... 19
28.      TAXES............................................... 19
29.      EFFECT OF CONVEYANCE................................ 19
30.      TENANT'S ESTOPPEL CERTIFICATE....................... 19
31.      SUBORDINATION....................................... 19
32.      ENVIRONMENTAL COVENANTS............................. 20
33.      NOTICES............................................. 21
34.      WAIVER.............................................. 21

                                TABLE OF CONTENTS
                                   (CONTINUED)

SECTION                                                     PAGE


35.      HOLDING OVER........................................ 21
36.      SUCCESSORS AND ASSIGNS.............................. 21
37.      TIME................................................ 21
38.      BROKERS............................................. 21
39.      LIMITATION OF LIABILITY............................. 21
40.      FINANCIAL STATEMENTS................................ 22
41.      RULES AND REGULATIONS............................... 22
42.      MORTGAGEE PROTECTION................................ 22
43.      ENTIRE AGREEMENT.................................... 22
44.      INTEREST............................................ 22
45.      CONSTRUCTION........................................ 22
46.      REPRESENTATIONS AND WARRANTIES OF TENANT............ 22
47.      EXTENSION OPTIONS................................... 23
48.      PURCHASE OPTION..................................... 23

         EXHIBIT A  -  Legal Description of Land
         EXHIBIT B  -  Legal Description of Entire Westgate Distribution
                       Center Project
         EXHIBIT C  -  Floor Plan
         EXHIBIT D  -  Design Specifications
         EXHIBIT E  -  Changes to Be Incorporated Into Final Plans and
                       Specifications For Landlord's Improvements
         EXHIBIT F  -  Form of Commencement Date Memorandum
         EXHIBIT G  -  Form of Guaranty
         EXHIBIT H  -  Construction Insurance Requirements

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT is made and entered into by and between Landlord and Tenant on the Lease Date. The defined terms used in this Lease which are defined in the Basic Lease Information set forth on page 1 of this Lease Agreement ("Basic Lease Information") shall have the meaning and definition given them in the Basic Lease Information. The Basic Lease Information, the exhibits(s), and addendum or addenda described in the Basic Lease Information, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as the "Lease."

         1. DEMISE: In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the "Premises"), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.

         2. PREMISES: The Premises demised by this Lease is the building specified in the Basic Lease Information, which building is to be constructed on the parcel of real property described on Exhibit A attached hereto and incorporated herein by this reference (the "Land") and which, upon completion will contain approximately the square footage specified in the Basic Lease Information. The Land, together with the Premises and any other improvements now or hereafter located thereon is referred to hereinafter as the "Property." The Property is part of a larger business park (the "Project") a legal description of which is attached hereto as Exhibit B. Tenant shall have the right to use the parking and other areas included in the Property. No easement for light or air is incorporated in the Premises.

         The Premises demised by this Lease shall also include the "Tenant Improvements" (as defined in Paragraph 8).

         3. TERM: The term of this Lease (the "Term") shall be for the period of months specified in the Basic Lease Information, commencing on the Commencement Date" which shall be the date of "Substantial Completion" (as defined in Paragraph 7) of the "Landlord Improvements" (as defined in Paragraph 7). Promptly after the Commencement Date Landlord and Tenant shall execute a Commencement Date Memorandum in the form attached hereto as Exhibit F. The Term may be extended as provided in Paragraph 47.

         4.       RENT:

                  (a) BASE RENT. Tenant shall pay to Landlord, in advance on the first day of each month, without further notice or demand and without offset or reduction, the monthly installments of rent specified in the Basic Lease Information (the "Base Rent"). Within thirty (30) days after Substantial Completion of the Landlords Improvements, Landlord's Architect shall make an exact determination of the number of gross square feet or floor Andrea contained in the Premises measured from and to the exterior of exterior walls of the Premises, whereupon the Base Rent (and all other amounts provided in this Lease which are expressly based on the amount of gross floor area and/or adjustment upon determination of the final amount hereof) shall be adjusted accordingly, retroactive to the Commencement Date. Any adjustment in any prior payment which is necessary because of such determination shall be reflected in an additional payment and/or refund within thirty (30) days after the determination is made.

         Upon execution of this Lease, Tenant shall pay to Landlord the Prepaid Rent specified in the Basic Lease Information to be applied toward Base Rent for the month of the Term specified in the Basic Lease Information.

                  (b) ADDITIONAL RENT. In addition to the Base Rent, Tenant shall pay to Landlord, in accordance with this Paragraph 4, all the following items related to the Premises, the Property, and/or the Outside Areas (as defined in Paragraph 4(b)(3) (the "Additional Rent"):

                           (1) TAXES AND ASSESSMENTS. All real estate taxes and
assessments assessed or levied with respect to the Property. Real estate taxes and assessments assessed or levied with respect to the Property shall include any form of assessment, license, fee, tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, succession, inheritance, transfer of franchises taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is (i) determined by the area of the Premises or the Property, or any part thereof, or the Rent and other sums payable hereunder by Tenant, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of Rent or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises or the Property, or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises or the Property; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises or the Property, whether or not now customary or within the contemplation of the parties; or (v) surcharged against the parking area. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to Proposition 13 or any other cause are to be included within the definition of real estate taxes for purposes of this Lease.

                           (2) INSURANCE. All insurance premiums, including
premiums for "all risk," fire and extended coverage (including earthquake endorsements) insurance relating to the Property or the Premises, public liability insurance, other insurance as Landlord Reasonably deems necessary, and any deductibles paid under policies of any such insurance.

                           (3) OUTSIDE AREA EXPENSES. All costs to maintain,
repair, replace, supervise, insure (including provisions of public liability insurance) and administer the areas of the Property outside of the Premises ("outside Areas"), including parking areas, landscaping (including maintenance contracts), sprinkler systems, sidewalks, driveways, curbs, lighting systems, and utilities for Outside Areas.

                           (4) PARKING CHARGES. Any parking charges or other
costs levied, assessed or imposed by, or at the direction of, resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority in connection with the use or occupancy of the Premises, the Outside Areas and/or the Property.

                           (5) MAINTENANCE AND REPAIR OF PREMISES. All costs to
maintain, repair, replace the roof coverings, the floor slab, and non load-bearing exterior walls (including the painting thereof) of the Premises, the heating, ventilation, and air condition ("VAC") systems serving the Premises (including the cost of maintenance contracts), and all costs to maintain, repair and replace all utility and plumbing systems, fixtures and equipment serving the Premises but which are located in the Outside Areas.

                           (6) MANAGEMENT AND ADMINISTRATION ALLOWANCE. An
allowance equal to 10% of the amounts payable by Tenant pursuant to subparagraphs 4(b)(3), (4) and (5), to cover Landlord's management, overhead and administrative expenses associated with the management and administration of the Premises and the Property.

                  (c) PRORATION OF CERTAIN ADDITIONAL RENT. It is agreed and acknowledged that Landlord may operate and maintain the Outside Areas, including parking areas, together with the comparable areas elsewhere in the Project, as a single unit without segregating the costs incurred in connection with individual portions of the Project. For as along as it does not segregate those of such costs as relate to the Outside Areas, Landlord may compute the Additional Rent due under subparagraphs 4(b)(3) and (4), and all or portions of the Additional Rent due under subparagraphs 4(b)(2), (5) and (6), as a pro rata portion of the total of the costs and charges therein described for the entire Project. Such percentage shall be determined on the basis of the number of gross square feet of floor area contained in the Premises determined in accordance with paragraph 4(a) relative to the total number of gross square feet of floor area contained in all the buildings located in the Project. It is acknowledged and agreed that the three buildings located in the Project as of the date of this Lease contain a total of 322,594 square feet of gross floor area. In the event the Premises contain 98,000 square feet of gross floor area, the percentage initially shall be 23.3%, based on a total of 420,594 square feet of gross floor area in all the buildings at the project. Such percentage is subject to adjustment in the event the number of gross square feet or floor area contained in the Premises determined in accordance with Paragraph 4(a) is higher or lower than 98.000. Such percentage shall be subject to further adjustment in the event of new construction, demolition, sale of a portion of the Project or other factor affecting the gross floor area of the Premises or of other buildings located at the Project.
                  (d) EXPENDITURES OF A CAPITAL NATURE. Notwithstanding anything to the contrary contained in Paragraph 4(b), with respect to any expenditure by Landlord which is capital in nature and not a normal operating, maintenance or repair expense, there shall be charged to Tenant as Additional Rent for each month only that portion of such expenditure equal to the amount of such capital expenditure divided by the product of twelve (12) multiplied by the number of years of useful life of the improvement. The determination of whether an expenditure is capital, and if it is capital, the useful life of the improvement, shall be as reasonably determined by Landlord in accordance with generally accepted accounting principles. It is understood and agreed that the cost of any necessary replacement of HVAC shall not constitute a capital expenditure for purposes of this Paragraph 4 and the cost thereof shall be included on Additional Rent in the year incurred.

                  (e) PAYMENT OF ADDITIONAL RENT.

                           (1) Upon commencement of this Lease, Landlord shall
submit to Tenant an estimate of monthly Additional Rent for the period between the Commencement Date and the following December 31 and Tenant shall pay such estimated Additional Rent on a monthly basis concurrently with the payment of the Base Rent. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. By March 1 of each calendar year, Landlord shall endeavor to provide to Tenant a statement showing in reasonable detail the actual Additional Rent chargeable to Tenant for the prior calendar year, prorated from the Commencement Date during the first year. If the total of the monthly payments of Additional Rent that Tenant has made for the prior calendar year (or portion thereof during which this Lease was in effect) and for prior months of the current year is less than the actual Additional Rent chargeable to Tenant for such prior calendar year and the payments which should have been made on account of Additional Rent for prior months of the current year (based on actual Additional Rent for the prior year), then Tenant shall pay the difference in a lump sum within ten (10) days after receipt of such statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior calendar year shall be credited towards the Additional Rent next due.

                           (2) The actual Additional Rent for the prior calendar
year shall be used for purposes of calculating Tenant's monthly payment of estimated Additional Rent for the current year (and for the succeeding year until Additional Rent for the current year is determined), except that in any year in which resurfacing of the parking area, material roof repairs or other major work, whether or not involving a capital expenditure, are planned, Landlord may include the estimated cost of such work, or in the case of a capital expenditure, that portion of the estimated cost of such work which may be charged to Tenant each month pursuant to Paragraph 4(d), in the estimated monthly Additional Rent. Landlord shall make the final determination of Additional Rent for the year in which this Lease terminates as soon as possible after termination of such year. Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment, even though the Term has expired and Tenant has vacated the Premises. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant's obligation to pay Additional Rent as herein provided.

                  (f) GENERAL PAYMENT TERMS. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder are referred to as the "Rent". All Rent shall be paid without deduction, offset or abatement in lawful money of the United States of America. Checks are to be made payable to Aetna Investment Group and shall be mailed to: Aetna Investment Group, 1740 Technology Drive, Suite 600, San Jose, California 95110, or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. Rent for any partial month during the Term shall be prorated for the portion of such month falling within the Term.

         5. LATE CHARGE. Notwithstanding any other provision of this Lease, Tenant hereby acknowledges that late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord's designated agent within ten (10) days after their due date, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.

                  Initials:

                  Landlord /s/                Tenant /s/

         6. There is no Paragraph 6 in this Lease.

         7. LANDLORD IMPROVEMENTS:

                  (a) CONSTRUCTION BY LANDLORD. Landlord, at Landlord's sole cost and expense, subject to the limitations set forth in subparagraph (d) below, shall construct, or cause to be constructed, the shell building (the "Shell Building") and the other improvements described in the Final Drawings and Specifications (as hereinafter defined), as revised to satisfy an requirement and any governmental authorities (the "Final Approved Drawings and Specifications"). The improvements required to be constructed by Landlord pursuant to this Paragraph 7 are referred to herein as the "Landlord Improvements."

                  (b) MODIFICATION OF DRAWINGS AND SPECIFICATIONS. As soon as practical, and in any event not later than forty-five (45) days after execution of this Lease, Landlord shall provide to Tenant modified Construction drawings and specifications (the "Revised Initial Drawings and Specifications") which shall consist of a modification of those Construction Drawings and Specifications, dated 5/29/90, prepared by Landlord's Architect for Building D, 342 Bonnie Circle, which were delivered to Tenant by Landlord prior to execution of this Lease (the "Initial Drawings and Specifications"), modified to incorporate the provisions of the Floor Plan dated January 8, 1993, prepared by DES Architects ("Tenants's Architect") and the Design Specifications dated January 26, 1993 prepared by Tenant's Architect, copies of which are attached hereto as Exhibits C and D, respectively, and, also, to incorporate those certain changes and clarifications to the Design Specifications summarized in Exhibit E hereto. Tenant shall have fifteen (15) days from receipt to review the Revised Initial Drawings and Specifications and submit in writing to Landlord any and all requested changes or further modifications (the "Changes"). Landlord shall incorporate in the final construction drawings and specifications (the "Final Drawings and Specifications") any Changes ("Required Changes") requested by Tenant which are required to make the Final Drawings and Specifications i) conform with the requirements of applicable laws, regulations and ordinances and
ii) consistent with the requirements of the Floor Plan and Design Specifications prepared by Tenant's Architect which are referred to above and the changes set forth on Exhibit E attached hereto (collectively, "Tenant's Specifications"). Landlord shall accommodate Changes other than the Required Changes ("Optional Changes") by incorporating into and making the Optional Changes a part of the Final Drawings and Specifications provided i) collectively, the Optional Changes do not, in Landlord's sole determination, affect the cost (including, without limitation, cost of design, engineering, permitting and construction) of the Landlord Improvements, ii) the Optional Changes do not materially impact the general character or appearance of the Shell Building, and iii) the Optional Changes, in Landlord's sold determination, will not delay the design, permitting or construction of the Landlord Improvements.

         Tenant shall bear the cost of making any Required Changes (1) which are required to make the Final Drawings and Specifications conform with legal requirements (and which would not be required if the Landlord Improvements were constructed in accordance with the Initial Drawings and Specifications) and (2) which are not required by Tenant's Specifications. Landlord shall bear the cost of making any Required Changes which are required to make the Final Drawings and Specifications conform with legal requirements and which would be required if the Landlord Improvements were constructed in accordance with the Initial Drawings and Specifications, as well as all Required Changes required by Tenant's Specifications. Tenant shall pay to Landlord, promptly following demand by Landlord, the amount of any costs required to be paid by Tenant pursuant to the first sentence of this paragraph.

         In the event Landlord determines that the Optional changes will increase the cost of the Landlord Improvements (including, without limitation, design, engineering, permitting or construction costs) or delay the construction of the Landlords Improvements (for any reason, including delays in design, engineering, permitting or construction) and therefore the Commencement Date, Landlord shall notify Tenant, in writing, of the additional costs (the "Additional Costs") and/or delay (the "Delay") which Landlord, in its reasonable judgment, estimates will result from making the Optional Changes. Notwithstanding that Optional Changes will result in Additional Costs and/or Delay, Landlord shall cause the Optional Changes, or some of the Optional Changes, to be incorporated in the Final Drawings and Specifications, provided that within ten (10) days after delivery to Tenant of Landlord's written estimate(s), Tenant delivers to Landlord written notice specifying which Optional Changes should be incorporated (such Changes are referred to herein as the "Approved Changes"), and, in the event the estimated Additional Costs of the Approved Changes exceed $150,000, a cash payment equal to the amount by which the estimated Additional Costs of the Approved Changes exceeds $150,000, which payment shall be on account of the actual Additional Costs to be paid by Tenant, and subject to the following: (i) Tenant shall be responsible for paying all of the Additional Costs of the Approved Changes, which Additional Costs Tenant acknowledges may exceed Landlord's estimate thereof, and (ii) the Commencement Date shall be accelerated by the actual number of days of Delay which results from the Approved Changes, which Delay Tenant acknowledges may be greater than Landlord's estimate of the Delay. In the event Approved Changes are made in accordance with the foregoing, upon "Substantial Completion" (as hereinafter defined) of the Landlord Improvements and receipt of Landlord's statement of the amount of the actual Additional Costs, Tenant shall immediately pay to Landlord the total amount of the Additional Costs shown on such statement, less the amount previously paid to Landlord in accordance with the paragraph on account of the Additional Costs. In the event the amount paid to Landlord on account of the Additional Costs exceeds the actual amount of the Additional Costs, Landlord shall refund the excess amount to Tenant promptly after Substantial Completion of the Landlord Improvement. Landlord, in its sole discretion, may elect to offset and reduce the "Tenant Improvements Allowance" (as defined in Paragraph
8) to pay for all or part of the Additional Costs, in lieu of requiring Tenant to pay such amounts to Landlord.

         Landlord and Tenant understand that "time is of the essence" in making any Changes. It is understood and agreed that in the event Tenant does not respond within the specified time periods for Tenant's response under this Paragraph 7, Landlord may proceed with permitting and construction of the Landlord Improvements in accordance with the Revised Initial Drawings and Specifications. In such event, the term "Final Drawings and Specifications" as used in subparagraphs (a), (c) and (d) of the Paragraph 7 shall mean the Revised Initial Drawings and Specifications.

         (c) BIDDING. Landlord intends to seek bids for the construction of the Landlord Improvements from several general contractors whom Landlord believes are qualified general contractors. At the request of Tenant, Landlord agrees to request a bid from L.E. Wentz Company for the construction of the Landlord Improvements, provided, however, that Landlord shall have no obligation to accept any bid from L.E. Wentz Company, it being understood and agreed that Landlord's selection of the general contractor for the Landlord Improvements shall be in Landlord's sole discretion.

                  (d) SUBSEQUENT CHANGES REQUESTED BY TENANT. In the event Tenant shall desire any changes or additions to the Final Drawings and Specifications (such changes are referred to herein as "Subsequent Changes"), Tenant shall submit to Landlord a written request describing such Subsequent Changes. Landlord shall not unreasonably withhold or delay its approval of any such requested Subsequent Changes. If Landlord approves some or all of the Subsequent Changes, Landlord shall deliver a written estimate to Tenant of the additional cost and/or delay that such Subsequent Changes are anticipated to cause. In the event Tenant notifies Landlord in writing, within three (3) business days after receipt of such estimate, that Tenant approves such Subsequent Changes, and pays to Landlord in cash the amount of the estimated additional cost of such Subsequent Changes, Landlord will accommodate such Subsequent Changes by causing them to be incorporated into and made a part of the Final Drawings and Specification. Tenant acknowledges that the estimates provided by Landlord will be merely estimates and that the actual additional costs and delay associated with the Subsequent Changes may be greater than such estimates. It is understood and agreed that Tenant be fully responsible for reimbursing Landlord for all of the actual additional costs associated with such approved Subsequent Changes (including, without limitation, design, engineering, permitting and construction costs) immediately after receipt for a statement therefor. It is further understood and agreed that the Commencement Date shall be accelerated by the number of days of actual delay caused by the Subsequent Changes (including, without limitation, delay resulting from making modifications to the Final Drawings and Specifications, obtaining additional approvals and permits and in construction).

                  (e) COOPERATION. Landlord and Tenant agree to cooperate, and to use best efforts to cause Landlord's Architect and Tenant's Architect, respectively, to cooperate, in good faith in incorporating any Approved Changes into the Revised Initial Drawings and Specifications. Landlord and Tenant further agree to cooperate with each other in obtaining permits and approvals for the Landlord Improvements and Tenant Improvements and coordinating the construction of the Landlord Improvements and the Tenant Improvements.

                  (f) SUBSTANTIAL COMPLETION OF LANDLORD IMPROVEMENTS. Landlord shall deliver to Tenant, and Tenant shall accept from Landlord, possession of the Premises upon "Substantial Completion" (as hereinafter defined) of the Landlord Improvements. The "Substantial Completion" of the Landlord Improvements shall be deemed to occur on the earlier of (i) the date the Landlord Improvements are approved by the appropriate governmental authority as being completed in accordance with its building code and the building permit issued for such improvements, which approval may be evidenced by the issuance of a final building inspection approval and (ii) the date Landlord's Architect has certified in writing to Tenant that the Landlord Improvements, or the Landlord Improvements which are capable of being completed before completion of the Tenant Improvements, have been substantially completed in accordance with the Final Approved Drawings and Specifications, subject to completion of minor items approved by Tenant (which approval shall not be unreasonably withheld) and specified in a punchlist included with such certification (which certification shall be deemed conclusive evidence of Substantial Completion of the Landlord Improvements provided it is given in good faith and in the reasonable exercise of Landlord's Architect's professional judgment). Landlord shall correct or complete the items shown on the punchlist within thirty (30) days after Tenant accepts possession of the Premises, provided that if any item reasonably requires more than thirty (30) days for correction, then Landlord shall have such time as is reasonably required to correct such item(s), provided Landlord diligently prosecutes such items to completion.

                  (g) Notwithstanding any provision to the contrary set forth in this Paragraph 7, Tenant shall not be responsible for any additional costs or delays to the extent caused by the negligence or willful misconduct of Landlord or Landlord's agents or contractors.

                  (h) Landlord, at its sole cost and expense, shall promptly repair and correct any defects in the Landlord Improvements, provided Tenant delivers written notice of the defects within one year after the date of Substantial Completion of the Landlord Improvements.

         8. TENANT IMPROVEMENTS:

                  (a) DESCRIPTION OF TENANT IMPROVEMENTS. Tenant shall be responsible for constructing, and paying for, any improvements to the Shell Building not included in the Landlord Improvements. Tenant contemplates constructing certain improvements in the Building (such improvements are referred to herein as the "Tenant Improvements"). It is contemplated that the Tenant Improvements will include construction of an enclosed area within the Building consisting of concrete walls (herein referred to as the "Cell Area"), together with fire sprinklers and plumbing and electrical distribution within the Cell Area, roof plug, below-grade pool(s) and unistrut and mechanical conveyor systems located within the Cell Area (the walls surrounding the Cell Area, the pools located within the Cell Area, the plumbing and electrical distribution within the Cell Area and all such other improvements may be referred to herein as the "Cell Improvements"). The Tenant

Improvements shall also include installation and construction of any other personal property, trade fixtures or improvements desired by Tenant.

                  (b) TENANT IMPROVEMENT DRAWINGS AND SPECIFICATIONS. The Tenant Improvements shall be constructed in accordance with drawings and specifications prepared, or caused to be prepared, by Tenant, and approved by Landlord, such approval not to be unreasonably withheld. Prior to commencement of construction of the Tenant Improvements, Tenant shall submit such drawings and specifications to Landlord. Landlord shall notify Tenant in writing of Landlord's approval or disapproval of the drawings and specifications submitted to Landlord within thirty (30) days after Landlord's receipt thereof. Landlord's failure to so notify Tenant within such thirty (30) day period shall be deemed to be its approval. In the event Landlord reasonably disapproves the drawings and specifications, Tenant shall cause the drawings and specifications to be modified so that they will be acceptable to Landlord, in Landlord's reasonable judgment. The drawings and specifications approved, or deemed approved, by Landlord shall be referred to herein as the "Tenant Improvement Drawings and Specifications."

                  (c) CONSTRUCTION OF TENANT IMPROVEMENTS. Tenant shall construct, or cause the Tenant Improvements to be constructed in accordance with the Tenant Improvement Drawings and Specifications, at Tenant's sole cost and expense, except for the contribution by Landlord of all or a portion of the "Tenant Improvements Allowance" (as defined in subparagraph 8(d) hereof) which is available in accordance with subparagraph 8(d) hereof, in a good and workmanlike manner, lien-free and in compliance with all applicable federal, state and local requirements, including, in particular, all requirements which will be applicable to the Cell Area when used for its intended purpose. Without limiting the generality of the preceding sentence, Tenant shall obtain all governmental permits and approvals required to be obtained in connection with the construction of the Tenant Improvements.

                  Landlord agrees to reasonably cooperate with Tenant's contractor for the construction of the Tenant Improvements. Landlord agrees to give Tenant and Tenant's contractors, subcontractors, architects, engineers, agents, representatives and employees access to the Land for excavation and grading work in connection with the construction of the pool(s) to be located in the Cell Area when grading and excavation work is being done in connection with the Landlord Improvements and for pouring concrete for the pool(s) when concrete for the foundation of the Shell Building is being poured. Landlord further agrees to give Tenant and Tenant's contractors, subcontractors, architects, engineers, agents, representatives and employees access to the Shell Building as soon as reasonably possible after commencement of construction of the Shell Building, for construction of the remaining Tenant Improvements. However, notwithstanding anything to the contrary contained in this Lease, in the event the construction of Tenant Improvements prior to completion of the Landlord Improvements increases the cost of constructing the Landlord Improvements, Tenant shall pay to Landlord, on demand, the amount of such additional costs, and in the event the construction of Tenant Improvements prior to completion of the Landlord Improvements causes any delays in the completion of the Landlord Improvements, the Commencement Date shall be accelerated by the number of days of any such delays.

         Landlord, Landlord's Architect and any engineers or other consultants engaged by Landlord shall have the right from time to time, upon reasonable notice to Tenant and Tenant's contractor (provided that Tenant has previously notified Landlord in writing of the name, telephone number and address of Tenant's contractor) during the construction of the Cell Area, to inspect the Cell Area and the Cell Improvements for purposes of confirming that the Cell Improvements are being constructed in accordance with, and comply with, all of the requirements of this Lease. Landlord and its agents described above shall not exercise such inspection rights in a manner which unnecessarily interferes with Tenant's construction of the Cell Improvements. Landlord may notify Tenant in writing of any aspect of the Cell Improvements which: (1) is not in conformance with applicable laws, regulations, permits or ordinances or the Tenant Improvement Drawings and Specifications, or (2) should, in Landlord's reasonable determination, be modified to assure the structural integrity of operational safety of the Cell Improvements. Promptly after Tenant's receipt of any such notice, Tenant shall, at Tenant's cost and expense, cause necessary changes to be made to the Cell Improvements in order to incorporate any modifications of the type referred to in clause (2) of the prior sentence and to cause any aspect thereof which is not in conformance with the Tenant Improvement Drawings and Specifications and applicable laws, regulations, permits and ordinances, as indicated in such notice, to be brought into conformance therewith. Landlord's inspection and approval rights under this paragraph are not intended to, and shall not, create any obligation on the part of Landlord to assure the construction of the Cell Improvements in accordance with the requirements of this Lease.

                  (d) TENANT IMPROVEMENTS ALLOWANCE. Tenant shall be solely responsible for paying for all costs of the Tenant Improvements, provided that Landlord shall provide an allowance of $100,000 (the "Tenant Improvements Allowance") for the construction of the Tenant Improvements

Landlord and Tenant acknowledge that the Tenant Improvements Allowance is not intended to cover all of the costs of constructing the Tenant Improvements, but is merely a contribution by Landlord to defray a portion of such costs. The Tenant Improvements Allowance shall be paid to Tenant within thirty (30) days after submission to Landlord of written evidence satisfactory to Landlord that Tenant has paid $100,000 or more to the contract engaged to construct the Tenant Improvements for the construction of the Tenant Improvements. The Tenant Improvement Allowance is subject to being reduced or eliminated as provided in Paragraph 7 hereof.

         9. USE OF PREMISES:

                  (a) PERMITTED USES. The Premises shall be used for the Permitted Uses specified in the Basic Lease Information and no other. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by applicable laws and regulations, or for any purpose that would vitiate the insurance or increase the premiums for insurance on the Premises. Tenant agrees not to overload the floor(s) of the Premises.

                  (b) COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Tenant shall, at Tenant's expense, faithfully observe and comply with all Municipal, State and Federal statutes, rules, regulations, ordinances, requirements, and orders, now in force or which may hereafter be in force pertaining to the Premises or Tenant's use thereof, including without limitation, any statutes, rules, regulations, ordinances, requirements, or orders requiring installation of fire sprinkler systems, seismic reinforcement and related alterations, and removal of asbestos, whether substantial in cost or otherwise, and all recorded covenants, conditions and restrictions affecting the Property ("Private Restriction") now in force or which may hereafter be in force; provided, however, that Tenant shall not be required to make structural changes to the Premises not related to Tenant's specific use of the Premises unless the requirement for such changes is imposed as a result of any improvements or additions made or proposed to be made at Tenant's request. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such rule, regulation, ordinance, statute or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.

         10. SURRENDER: Tenant agrees that on the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (damage by Acts of God, fire, condemnation and normal wear and tear excepted), but with all interior walls painted or cleaned so they appear painted, any carpets cleaned, and with all floors cleaned and waxed, together with all alterations, additions and improvements which may have been made in or on the Premises; except that Tenant shall remove trade fixtures put in at the expense of Tenant, and any improvements as to which Landlord has, prior to the date of surrender, consented to or requested removal, and Tenant shall remove the Cell Improvements as provided in the following sentence; and (b) otherwise in accordance with Paragraph 32(f). Tenant shall, at Tenant's sole cost and expense, on or before the last day of the Term, or on the sooner termination of this Lease (i) remove the above-grade concrete enclosures of the Cell Area, provided, that to the extent the southerly wall of the Cell Area is contiguous with the exterior wall of the Building, such portion of such wall need not be removed, and dispose of all removed materials off of the Property, and (ii) empty and then fill in the below-ground pools located in the Cell Area and make the area which was the Cell Area a continuous slab consistent with the remainder of the Building. Concurrently with the delivery of this Lease, Charles W. King, Jr., a principal shareholder of Tenant, will furnish Landlord with a Guaranty in substantially the form of the Guaranty attached hereto as Exhibit F whereby he will guarantee the payment and performance of the Cell Removal Obligations, on the terms and conditions, and subject to the limitations, set forth therein. Tenant shall repair all damage caused by Tenant's removal of improvements under this Paragraph 10 and otherwise restore the Premises in accordance with the foregoing at Tenant's sole cost and expense. On or before the expiration or sooner termination of this Lease, Tenant shall remove all of Tenant's personal property from the Premises. All property of Tenant not so removed, unless such non-removal is consented to by Landlord, shall be deemed abandoned by Tenant, provided that in such event Tenant shall remain liable to Landlord for all costs surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of this Paragraph 10 and of Paragraph 32(f), Tenant hereby indemnifies Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Tenant's obligations under this Paragraph 10 shall survive a termination of this Lease.

         11. ALTERATIONS AND ADDITIONS

                  (a) Tenant shall not make, or permit to be made, any alteration or addition to the Premises, or any part thereof, other than the installation of the Tenant Improvements, without the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, Landlord's consent shall not be required for non-structural interior alterations with a cost of $5,000 or less.

                  (b) Any alteration or addition to the Premises shall be at Tenant's sole cost and expense, in compliance with all applicable laws and requirements, and in accordance with plans and specifications approved in writing by Landlord.

                  (c) In the event Landlord consents to a proposed alteration or addition, such consent shall include Landlord's advice whether or not such proposed alteration or addition shall be required to be removed at the expiration or termination of this Lease. If Landlord fails so to advise Tenant regarding whether or not a proposed alteration or addition may be removed at the expiration or termination of this Lease, then Tenant shall be required to surrender the alteration or addition to Landlord with the Premises, without compensation to Tenant, at the expiration or termination of this Lease. All additions, alterations or improvements, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Premises, shall at once be and become the property of Landlord, and shall not be deemed trade fixtures.

                  (d) Tenant agrees not to proceed to make such alterations or additions, notwithstanding consent from Landlord to do so, until five (5) days after Tenant's receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.

         12. MAINTENANCE OF PREMISES:

                  (a) MAINTENANCE BY TENANT. Throughout the Term, Tenant shall, at its sole expense, (1) keep and maintain in good order and condition, repair, and replace the Premises, and every part thereof, including glass, windows, window frames, skylights, interior and exterior doors and door frames, all non load bearing interior walls and the interior of the Premises (excepting only those portions of the Premises to be maintained by Landlord, as provided in Paragraph 12(c) below), (2) keep and maintain in good order and condition, repair, and replace all utility and plumbing systems, fixtures and equipment, including without limitation, electricity, gas, water, and sewer, located in or on the Premises, and furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, (3) repair all damage to the Premises or the Outside Areas caused by the negligence or willful misconduct of Tenant or its agents, employees, contractors or invitees. Tenant shall not do anything to cause any damage, deterioration or unsightliness to the Premises and the Outside Areas.

                  (b) LANDLORD'S RIGHT TO MAINTAIN AND REPAIR AT TENANT'S EXPENSE. Notwithstanding the foregoing, Landlord shall have the right, but not the obligation, at Tenant's expense, to enter the Premises and perform Tenant's maintenance, repair and replacement work, provided that, except in the case of an emergency, Landlord shall be required to give Tenant written notice at least thirty (30) days prior to entering the Premises to perform such work. In the case of an emergency, Landlord shall not be required to give Tenant notice prior to entering the Premises to perform such work. Within ten (10) days after invoice therefor from Landlord, Tenant shall pay all reasonable costs and expenses incurred by Landlord in connection with such maintenance, repair and replacement work.

                  (c) MAINTENANCE BY LANDLORD. Subject to the provisions of Paragraphs 12(a), 22 and 23, and further subject to Tenant's obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for the cost and expense of maintaining and repairing certain of the following items, Landlord agrees to repair and maintain the following items: the structural portions of the roof and the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages structural portions of the roof or the roof coverings), the foundation, the floor slab, the load bearing walls, and the exterior walls (excluding any glass therein but including the painting thereof) of the Premises; the HVAC systems serving the Premises; the utility and plumbing systems fixtures, and equipment located outside the Premises; and the parking areas, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Outside Areas. Landlord shall not be required to repair or maintain conditions created due to any act, negligence or omission of Tenant or its agents, contractors, employees or invitees. Landlord's obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and Tenant shall indemnify and hold harmless Landlord from and against any and all liability incurred by Landlord as a result of an unreasonable delay by Tenant in reporting any such defective condition to Landlord.

                  (d) TENANT'S WAIVER OF RIGHTS. Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932(1), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.

         13. LANDLORD'S INSURANCE: Landlord shall purchase and keep in force fire, extended coverage and "all risk" insurance covering the Premises and public liability insurance covering the

Outside Areas. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises of any insurer necessary for the maintenance of fire insurance covering the Premises and appurtenances, and public liability insurance covering the Outside Areas. Landlord, at Tenant's cost, may maintain "Loss of Rents" insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease.

         At all times during the construction of the Landlord Improvements, Landlord shall maintain and keep in force, or cause there to be maintained and kept in force, insurance which satisfies the requirements set forth on Exhibit H attached hereto and incorporated herein by this reference. Copies of all policies of insurance required by Exhibit H or certificates thereof evidencing coverage shall be delivered to Tenant prior to commencement of construction of the Landlord Improvements. All such insurance policies shall name Tenant, its affiliates or designees, and its officers, directors and employees as additional insureds as their interests may appear. All such insurance policies shall (i) be issued by a company or companies licensed to do business in the State of California, (ii) provide that no cancellation, non-renewal or material modification shall be effective without sixty (60) days prior written notice provided to Tenant, (iii) be primary and not contributing with any insurance carried by Tenant, or affiliates (iv) provide no deductible greater than $25,000 per loss and (v) contain a waiver of subrogation clause in favor of Tenant; its affiliates or designees and their officers, directors and employees.

         14.      TENANT'S INSURANCE:

                  (a) PUBLIC LIABILITY INSURANCE. Tenant shall, at Tenant's expense, secure and keep in force a "broad form" public liability insurance and property damage policy covering the Premises, insuring Tenant, and naming Landlord and its lenders as additional insureds, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. The minimum limit of coverage of such policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of more than one person in any one accident or occurrence, shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenant's indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars ($1,000,000.00). The limit of any insurance shall not limit the liability of Tenant hereunder. No policy shall be cancellable or subject to reduction of coverage, and loss payable clauses shall be subject to Landlord's approval. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the State of California for the issuance of such type of insurance coverage and rated A:XIII or better in Best's Key Rating Guide. A copy of said policy or a certificate evidencing to Landlord's reasonable satisfaction that such insurance is in effect shall be delivered to Landlord upon commencement of the Term, and thereafter whenever Landlord shall reasonably request.

                  (b) PERSONAL PROPERTY INSURANCE. Tenant shall maintain in full force and effect on all of its fixtures and equipment on the Premises, a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of the full replacement cost thereof. During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant's equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant's possessions. A certificate evidencing to Landlord's reasonable satisfaction that such insurance is in effect shall be delivered to Landlord upon commencement of the Term, and thereafter whenever Landlord shall reasonably request.

                  (c) INSURANCE DURING CONSTRUCTION. At all times during the construction of the Tenant Improvements, Tenant shall maintain and keep in force, or cause there to be maintained and kept in force, insurance which satisfies the requirements set forth on Exhibit H attached hereto and incorporated herein by reference. Copies of all policies of insurance required by Exhibit II or certificates thereof evidencing coverage shall be delivered to Landlord prior to commencement or construction of the Tenant Improvements. All such insurance policies shall name Aetna Life & Casualty Company, Landlord, their affiliates or designees and their officers, directors, partners and employees as additional insureds as their interests may appear. All such insurance policies shall (i) be issued by a company or companies licensed to do business in the State of California, (ii) provide that no cancellation, non-renewal or material modification shall be effective without sixty (60) days prior written notice provided to Landlord, (iii) be primary and not contributing with any insurance carried by Aetna Life & Casualty Company, Landlord, their affiliates or designees, (iv) provide no deductible greater than $25,000 per loss and (v) contain a waiver of subrogation clause in favor of Aetna Life & Casualty Company, Landlord, their affiliates or designees and their officers, directors, partners and employees.

         15. INDEMNIFICATION:

                  (a) OF LANDLORD. Tenant shall indemnify and hold harmless Landlord and agents, employees, partners, shareholders, directors, invitees, and independent contractors (collectively "Agents") of Landlord against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys' fees) arising from (1) Tenant's use of the Premises or from any activity done, permitted or suffered by Tenant in or about the Premises or the Property, and (2) any act, neglect, fault, willful misconduct or omission of Tenant, or Tenant's Agents or from any breach or default in the terms of this Lease by Tenant, and (3) any action or proceeding brought on account of any matter in items (1) or (2). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause whatsoever (except that which is caused by the negligence or willful misconduct by Landlord or its Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure), and Tenant hereby waives all claims in respect thereof against Landlord. The obligations of Tenant under this Paragraph 15 shall survive any termination of this Lease.

                  (b) NO IMPAIRMENT OF INSURANCE. The foregoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

         16. SUBROGATION: Landlord and Tenant hereby mutually waive any claim against the other during the Term for any injury to person or loss or damage to any of their property located on or about the Premises or the Property that is caused by or results from perils covered by insurance carried by the respective parties, to the extent of the proceeds of such insurance actually received with respect to such injury, loss or damage, whether or not due to the negligence of the other party or its agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party now agrees to immediately give to its insurer written notice of the terms of these mutual waivers and shall have their insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

         17. ABANDONMENT: Tenant shall not abandon the Premises at any time during the Term. In the event of abandonment, the rights and remedies of Tenant and Landlord shall be determined in accordance with the applicable California statutes in effect at the time of abandonment.

         18. FREE FROM LIENS: Tenant shall keep the Premises and the Property, free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant.

         19. ADVERTISEMENTS AND SIGNS: Tenant shall not place or permit to be placed in, upon, or about the Premises or the Property any signs, advertisements or notices without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, or without complying with applicable law, and will not conduct, or permit to be conducted, any sale by auction on the Premises or otherwise on the Property. Tenant shall remove any sign, advertisement or notice placed on the Premises by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises or the Property caused thereby, all at Tenant's expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises at Tenant's sole cost and expense.

         20. UTILITIES: Tenant shall pay for all water, gas, heat, light, power, telephone service and all other materials and services supplied to the Premises. If Tenant fails to pay for any of the foregoing when due, Landlord may pay the same and add such amount to the Rent.

         21. ENTRY BY LANDLORD: Tenant shall permit Landlord and its Agents to enter into and upon the Premises at all reasonable times, upon reasonable notice (except in the case of an emergency, for which no notice shall be required), and subject to Tenant's reasonable security arrangements, for the purpose of (i) inspecting the Premises, (ii) showing the Premises to prospective purchasers, lenders or tenants and (iii) maintaining and repairing the Premises as required or permitted of Landlord under the terms hereof, and otherwise improving and altering the Premises, but only to the extent such alterations and improvements are required to comply with applicable laws with which Landlord is required to comply under the terms hereof or are consented to by Tenant, which consent shall not be unreasonably withheld. Any such entry into and upon the Premises shall be without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the negligence or willful misconduct of Landlord or its agents); and Tenant shall permit Landlord to post notices of non-responsibility and ordinary "for sale" or "for lease" signs, provided that Landlord may post such "for lease" signs and exhibit the Premises to prospective tenants only during the six (6) months prior to termination of this Lease. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises.

         22.      DESTRUCTION AND DAMAGE

                  (a) If the Premises are damaged by fire or other perils covered by extended coverage insurance or any other insurance covering the Premises which may be maintained by Landlord, or by perils for which insurance is required to be carried hereunder by Landlord, the following provisions shall apply:

                           (1) In the event of total destruction of the Premises
(which shall mean destruction or damage in excess of seventy-five percent (75%) of the full insurable value of the Landlord Improvements) either Landlord or Tenant may elect to terminate this Lease by giving written notice to the other party of its election to terminate within sixty (60) days after the occurrence of such destruction. If either party gives notice of election to terminate in accordance with the preceding sentence, this Lease shall be deemed to have terminated as of the date of such total destruction. In the event the Lease is not terminated in accordance with the foregoing, Landlord shall commence promptly to repair and restore the Premises and prosecute the same diligently to completion, and this Lease shall remain in full force and effect.

                           (2) In the event of a partial destruction of the
Premises (which shall mean destruction or damage to an extent not exceeding seventy-five percent (75%) of the full insurable value of the Landlord Improvements) for which Landlord will receive insurance proceeds sufficient to cover the cost to repair and restore such partial destruction and, if the damage thereto is such that the Premises may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction under applicable laws, ordinances and regulations and under any Private Restrictions, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the Lease shall continue in full force and effect. If such repair and restoration is not permitted under applicable laws, ordinances or regulations or under any Private Restrictions, then this Lease shall terminate as of the date of such partial destruction. If the insurance proceeds Landlord will receive for such repair and restoration are not sufficient (by any amount and for any reason, including provision for a deductible in the applicable policy) to cover the cost of such repair and restoration, Landlord may elect either to so repair and restore, in which event the Lease shall continue in full force and effect, or not to repair or restore, in which event the Lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention within sixty (60) days after the destruction occurs. If Landlord's election is not to repair and restore the Premises, Landlord shall include in its notice Landlord's reasonable estimate of the amount (the "Deficiency Amount") by which the cost of repair and restoration will exceed the insurance proceeds which Landlord will receive for such repair and restoration. In such event, Tenant may prevent a termination of this Lease by delivering to Landlord, within ten (10) days after the date of Landlord's notice, a written agreement by Tenant to pay the Deficiency Amount, together with cash in the amount of the estimated Deficiency Amount to be used for such restoration and repair, and Landlord shall proceed to repair and restore the Premises in accordance with the foregoing. In the event the actual Deficiency Amount is less than Landlord's estimate, Landlord shall pay to Tenant the difference promptly after completion of the repair and restoration work. In the event the actual Deficiency Amount exceeds Landlord's estimate, Tenant shall pay to Landlord, on demand, cash in the amount of the excess. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction, unless Tenant prevents the termination in accordance with the foregoing.

                           (3) Notwithstanding anything to the contrary
contained in subparagraph 22(a)(2), in the event of damage to the Premises occurring during the last twelve (12) months of the Term, Landlord may elect to terminate this Lease by written notice of such election given to Tenant within thirty (30) days after the damage occurs. Unless such notice is given at a time during the last 150 days of the current Term when Tenant has not exercised its option under Paragraph 47 to extend the Term for the next Option Term, such notice shall include Landlord's estimate of the Deficiency Amount, if any. If such notice is required, in accordance with the preceding sentence, to include Landlord's estimate of the Deficiency Amount, Tenant may prevent such termination by delivering to Landlord, not later than 15 days following receipt of Landlord's notice, a written agreement pursuant to which Tenant agrees to pay the Deficiency Amount, together with cash in the amount of the estimated Deficiency Amount, provided, however, that if Tenant's option as to the next Option Term has not yet been exercised, such agreement must be accompanied by notice of exercise of such option. In the event Tenant so prevents a termination of this Lease, then Landlord shall proceed to repair and restore the Premises in accordance with the provisions of subparagraph 22(a)(2). Notwithstanding the foregoing, Tenant shall have no right to prevent a termination of this Lease in the event the repair and restoration of the Premises is not permitted under applicable laws, ordinances, regulations or under any Private Restrictions.

                  (b) If the Premises are damaged by any peril not covered by extended coverage insurance or other insurance covering the Property which may be maintained by Landlord, Landlord may elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its election within sixty (60) days after the occurrence of such damage. If Landlord's election is not to repair and restore the Premises, Landlord shall include in its notice Landlord's reasonable estimate of the amount (the "Repair Amount") it will cost to repair and restore the Premises. In such event, Tenant may prevent a termination of this Lease by delivering to Landlord, within ten (10) days after the date of Landlord's notice, a written agreement by Tenant to pay the Repair Amount, together with cash in the amount of the estimate Repair Amount to be used for such restoration and repair, and Landlord shall proceed to repair and restore the Premises. In the event the actual Repair Amount is less than Landlord's estimate, Landlord shall pay to Tenant the difference promptly after completion of the repair and restoration work. In the event the actual Repair Amount exceeds Landlord's estimate, Tenant shall pay to Landlord, on demand, cash in the amount of the excess. If Landlord elects not to restore the Premises, unless Tenant prevents a termination of this Lease as provided in the preceding sentence, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant's ability to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date such damage occurred.

                  (c) In the event of repair and restoration as herein provided, the monthly installments of Base Rent shall be abated proportionately in the ratio which Tenant's use of the Premises is impaired from the date of damage or destruction until the date Landlord completes the repair and restoration of the Landlord Improvements, provided that to the extent Tenant or any of Tenant's employees, contractors, agents or representatives causes any delay in the repair and restoration of the Landlord Improvements, there shall be no rental abatement during the number of days of such delay. Tenant shall not be entitled to any compensation or damages for loss of use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

                  (d) Notwithstanding anything to the contrary in this Paragraph 22, in addition to the conditions to Landlord's obligation to repair and restore the Premises set forth above in this Paragraph 22, a condition to such obligation shall be Tenant's clean-up, in accordance with the terms and conditions set forth in Paragraph 32, of any contamination of the Property, including the soil, surface and groundwater, resulting from Hazardous Materials stored or used by Tenant at the Premises, which exists immediately following the damage or destruction of the Premises.

                  (e) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only those portions of the Premises which were originally Landlord Improvements, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; Landlord shall have no obligation to repair and restore Tenant's fixtures, improvements, the Tenant Improvements or any other alterations and additions in and to the Premises which were not provided at Landlord's expense.

                  (f) Tenant hereby waives the provisions of California Civil Code Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 22 shall govern exclusively in case of such destruction.

         23.      CONDEMNATION:

                  (a) If twenty-five percent (25%) or more of the Premises or the parking area for the Premises or the Cell Area is taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a "Condemnation"), or if there is a Condemnation of the Cell Area, regardless of what percentage of the Premises the Cell Area constitutes, Landlord or Tenant may, at its option, terminate this Lease as of the date possession of the Premises is obtained by the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. Tenant shall not because of such taking assert any claim against Landlord. If neither Landlord nor Tenant elects to terminate this Lease as permitted above, or if there is a Condemnation which does not entitle either party to terminate this Lease pursuant to the foregoing, then Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially their same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate the Lease in the event of a partial taking of the Premises, and any other applicable law now or hereafter enacted, are hereby waived by Landlord and Tenant.

                  (b) Landlord shall be entitled to receive the proceeds of all Condemnation awards, whether such award shall be made as compensation for reduction in the value of the leasehold, the taking of the fee, severance damages or otherwise; provided, however, that Tenant shall be entitled to that amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property, the then value of the remaining use of the Tenant Improvements for the remaining term in excess of $100,000, and Tenant's moving expenses.

         24.      ASSIGNMENT AND SUBLETTING

                  (a) Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (2) assign or transfer this Lease or any interest herein, sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees, agents and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld or delayed unreasonably. When Tenant requests Landlord's consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current financial statements for the proposed assignee or subtenant prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublet or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) cancel this Lease as of the commencement date stated in the proposed sublease or assignment, (2) acquire from Tenant the interest, or any portion thereof, in this Lease and/or the Premises that Tenant proposed to assign or sublease, on the same terms and conditions as stated in the proposed sublet or assignment agreement, (3) consent to the proposed assignment or sublease, or (4) refuse its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld. Notwithstanding the foregoing, in the event Tenant requests Landlord's consent to a sublease of a portion of the Premises and Landlord intends to elect to cancel this Lease as of the commencement date of the proposed sublease pursuant to the foregoing, Landlord shall so notify Tenant in writing within ten (10) days after receipt of the foregoing, and Tenant shall have the right to withdraw its request for Landlord's consent to such proposed sublease by delivering written notice of such withdrawal to Landlord within three (3) days after receipt of Landlord's notice, in which case this Lease shall not be canceled, but shall continue in force and effect.

                  (b) Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord may take into account the reputation and credit worthiness of the proposed assignee or subtenant, the character of the business proposed to be conducted in the Premises or portion thereof sought to be subleased, and the potential impact of the proposed assignment or sublease on the economic value of the Premises. In any event, Landlord may withhold its consent to any assignment or sublease, if (1) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 9(a) or (b) above, or (2) the proposed assignment or sublease requires alterations, improvements or additions to the Premises or portions thereof, which are not acceptable to Landlord, in the reasonable exercise of its judgment, or which would be required to be constructed and/or paid for, all or in part, by Landlord.

                  (c) If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, one-half (1/2) of the difference, if any, between (1) the Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, and (2) the rent and any additional rent payable by the assignee or sublessee to Tenant, after deducting the costs incurred by Tenant in connection with any such assignment or sublease. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord's prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. Landlord's collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. A consent to the assignment, subletting, occupation or use shall not be deemed to be a consent to any other subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord's consent shall be void, and shall, at the option of Landlord, constitute a Default under (word not clear) Lease.

                  (d) Tenant shall pay Landlord's reasonable fees, not to exceed One Thousand Dollars ($1,000.00) per transaction, incurred in connection with Landlord's review and processing of documents regarding any proposed assignment or sublease.

                  (e) Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 24 on Tenant's ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that this Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.

                  (f) Notwithstanding anything to the contrary set forth herein, Tenant may assign this Lease or any interest herein, and sublet the Premises or any part thereof, without Landlord's consent, to any person or entity which controls, is controlled by, or is under common control with, Tenant.

                  (g) An assignment of this Lease to which Landlord consents, or which is permitted hereunder, shall be effective only if and when the assignee shall have executed and delivered to Landlord an instrument, satisfactory to Landlord, pursuant to which the assignee specifically assumes all of Tenant's obligations hereunder. In no event will Tenant, or other party responsible for any of Tenant's obligations hereunder, be relieved of liability for performance of such obligations by virtue of any assignment or subletting, even if Landlord consents thereto or such assignment or subletting is specifically permitted by the terms hereof.

         25. TENANT'S DEFAULT: The occurrence of any one of the following events shall constitute an event of default on the part of Tenant ("Default"):

                  (a) The abandonment of the Premises by Tenant;

                  (b) Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of three (3) days after the same is due;

                  (c) A general assignment by Tenant for the benefit of creditors;

                  (d) The filing of a voluntary petition in bankruptcy by Tenant, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant's creditors, said involuntary petition remaining undischarged for a period of sixty (60) days;

                  (e) Receivership, attachment, or other judicial seizure of substantially all of Tenant's assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;

                  (f) Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraph 30 or 31 or 42;

                  (g) An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provisions of Paragraph 24, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord's consent thereto;

                  (h) Failure in the performance of any of Tenant's covenants, agreements o obligations hereunder (except those failures specified as events of Default in other subparagraphs of this Paragraph 25, which shall be governed by such other subparagraphs), which failure continues for thirty (30) days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion; and

                  (i) Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. "Chronic delinquency" shall mean failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease within three (3) days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any twelve (12) month period.

                  Tenant agrees that any notice given by Landlord pursuant to Paragraph 25(b), (i) or (word unreadable) above shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161 and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

         26. LANDLORD'S REMEDIES:

                  (a) TERMINATION. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

                           (1) the worth at the time of award of any unpaid Rent
and any other sums due and payable which have been earned at the time of such termination; plus

                           (2) the worth at the time of award of the amount by
which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

                           (3) the worth at the time of award of the amount by
which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                           (4) any other amount necessary to compensate Landlord
for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                           (5) such reasonable attorneys' fees incurred by
Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

                           (6) at Landlord's election, such other amounts in
addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in subparagraphs (1) and (2) above, the "worth at the time of award" is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

                  (b) CONTINUATION OF LEASE. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations).

                  (c) RE-ENTRY. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

                  (d) RELETTING. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Paragraph 26(c) or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph 26(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys' fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

                  (e) TERMINATION. No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 26 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

                  (i) CUMULATIVE REMEDIES. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

                  (g) NO SURRENDER. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant's estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

         27. ATTORNEYS' FEES: In the event any legal action or proceeding, including arbitration and declaratory relief, is commenced for the purpose of enforcing any rights or remedies pursuant to this Lease, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys' fees, as well as costs of suit, in said action or proceeding, whether or not such action is prosecuted to judgment.

         28. TAXES: Tenant shall be liable for and shall pay, prior to delinquency, all taxes levied against personal property and trade or business fixtures of Tenant. If any alteration, addition or improvement installed by Tenant pursuant to Paragraph 8 or 11, or any personal property, trade fixture or other property of Tenant, is assessed and taxed with the Property, Tenant shall pay such taxes to Landlord within ten (10) days after delivery to Tenant of a statement therefor.

         29. EFFECT OF CONVEYANCE: The term "Landlord" as used in this Lease, means only the owner for the time being of the Property containing the Premises, so that, in the event of any sale of the Property or the Premises, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing from and after the transfer, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Property or the Premises has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

         30. TENANT'S ESTOPPEL CERTIFICATE: From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, a written certificate stating (a) the date this Lease was executed, the Commencement Date of the Term and the date the Term expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of Rent and the date to which such Rent has been paid; (d) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or, if assigned, modified, supplemented or amended, specifying the date and terms of any agreement so affecting this Lease); (e) that this Lease represents the entire agreement between the parties with respect to Tenant's right to use and occupy the Premises (or specifying such other agreements, if any); (f) that all obligations under this Lease to be performed by Landlord as of the date of such certificate have been satisfied (or specifying those as to which Tenant claims that Landlord has yet to perform); (g) that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (or stating exceptions thereto); (h) that on such date there exist no defenses or offsets that Tenant has against the enforcement of this Lease by Landlord (or stating exceptions thereto); (i) that no Rent or other sum payable by Tenant hereunder has been paid more than one (1) month in advance (or stating exceptions thereto); (j) that security has been deposited with Landlord, stating the amount thereof; and (k) any other matters evidencing the status of this Lease that may be required either by a lender making a loan to Landlord to be secured by a deed of trust covering the Premises or by a purchaser of the Premises. Any such certificate delivered pursuant to this Paragraph 30 may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Premises. If Tenant shall fail to provide such certificate within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord's election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

         31. SUBORDINATION: Landlord shall have the right to cause this Lease to be and remain subject and subordinate to any and all mortgages, deeds of trust and ground leases, if any ("Encumbrances") that are now or may hereafter be executed covering the Premises, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such ground lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, the holder thereof ("Holder") shall agree to recognize Tenant's rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within ten (10) days after Landlord's written request, Tenant shall execute, acknowledge and deliver any and all reasonable documents requested by Landlord or the Holder to effectuate such subordination. If Tenant fails to do so, such [word unreadable] shall constitute a Default by Tenant under this Lease. Notwithstanding anything to the contrary set forth in this Paragraph 31, Tenant hereby attorns and agrees to attorn to any person or entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.

         32. ENVIRONMENTAL COVENANTS:

                  (a) As used herein, the term "Hazardous Material" shall mean any substance or material which has been, or in the future is, determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by the city in which the Premises are located, the U.S. Environmental Protection Agency, the Consumer Product Safety Commission, the Food and Drug Administration, the California Water Resources Control Board, the Regional Water Quality Control Board, San Francisco Bay Region, the California Air Resources Board, CAL/OSHA Standards Board, Division of Occupational Safety and Health, the California Department of Food and Agriculture, the California Department of Health Services, and any federal agencies that have overlapping jurisdiction with such California agencies, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment. Without limiting the generality of the foregoing, the term "Hazardous Material" shall include all of those materials and substances defined as "hazardous materials" or "hazardous waste" in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as the same shall be amended from time to time, petroleum, petroleum-related substances, asbestos, cobalt 60, cobalt 59 and any other materials requiring remediation or special handling now or in the future under federal, state or local statutes, ordinances, regulations or policies.

                  (b) Tenant represents, warrants and covenants (i) that it will use and store in, on or about the Premises, only those Hazardous Materials that are necessary for Tenant to conduct its business activities on the Premises,
(ii) that, with respect to any such Hazardous Materials, Tenant shall comply with all applicable federal, state and local laws, rules, regulations, policies and authorities relating to the storage, use, disposal or cleanup of Hazardous Materials, including, but not limited to, the obtaining of proper permits, and
(iii) that it will not dispose of any Hazardous Materials in, on or about the Property under any circumstances.

                  (c) Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant, Landlord or the Property concerning a Hazardous Material.

                  (d) If Tenant's storage, use or disposal of any Hazardous Material in, on or adjacent to the Property results in any contamination of the Property, the soil or surface or groundwater (1) requiring remediation under federal, state or local statutes, ordinances, regulations, or policies, or (2) at levels which are unacceptable to Landlord, in Landlord's reasonable judgment, Tenant agrees to clean up said contamination. Tenant further agrees to indemnify, defend and hold Landlord harmless from and against any claims, liabilities, suits, causes of action, costs, expenses or fees, including attorneys' fees and costs, arising out of or incurred in connection with any Hazardous Materials currently or hereafter used, stored or disposed of by Tenant or its agents, employees, contractors or invitees in, on or adjacent to the Property and/or any remediation, cleanup work, inquiry or enforcement proceeding related thereto.

                  (e) Notwithstanding any other right of entry granted to Landlord under this Lease, Landlord shall have the right to enter the Premises and/or to have consultants enter the Premises throughout the term of this Lease for the purpose of (1) determining whether the Premises are in conformity with federal, state and local statutes, regulations, ordinances, and policies including those pertaining to the environmental condition of the Premises, (2) conducting an environmental audit or investigation of the Premises for purposes of sale, transfer, conveyance or financing and following damage or destruction of the Premises from a fire or other casualty, (3) determining whether Tenant has complied with this Paragraph 32, and (4) determining the corrective measures, if any, required of Tenant to ensure the safe use, storage and disposal of Hazardous Materials, or to remove Hazardous Materials (except to the extent used, stored or disposed of by Tenant or its agents, employees, contractors or invitees in compliance with applicable law); provided, however, that Landlord shall have the right to enter the Premises for the purposes set forth in clauses (1), (3) and (4) only if, prior to such entry, Landlord has a reasonable belief that Tenant may have released Hazardous Materials on or about the Property or otherwise violated the provisions of this Paragraph 32. Tenant agrees to provide access and reasonable assistance for such inspections. Such inspections may include, but are not limited to, entering the Premises, the Property or adjacent property with drill rigs or other machinery for the purpose of obtaining laboratory samples. Subject to the limitations expressly set forth above on Landlord's right to make such inspections, Landlord shall not be limited in the number of such inspections during the term of this Lease. To the extent such inspections disclose the presence of Hazardous Materials used, stored or disposed of by Tenant or its agents, employees, contractors or invitees, Tenant shall reimburse Landlord for the cost of such inspections within ten (10) days of receipt of a written statement thereof. If such consultants determine that the Premises or the Property are contaminated with Hazardous Materials used, stored or disposed of by Tenant or its agents, employees contractors or invitees, Tenant shall, in a timely manner, at its expense, remove such Hazardous Materials or otherwise comply with the recommendations of such consultants to the reasonable satisfaction of Landlord and any applicable governmental agencies. The right granted to Landlord herein to inspect the Premises shall not create a duty on Landlord's part to inspect the Premises, or liability of Landlord for Tenant's use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

                  (f) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste and Hazardous Materials used, stored or disposed of by Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all governmental statutes, ordinances, regulations and policies, reasonable requirements as may be imposed by Landlord.

                  (g) Tenant's obligations under this Paragraph 32 shall survive termination of this Lease.

                  (h) Tenant hereby acknowledges that Landlord has made no representations or warranties, orally or in writing, express or implied, to Tenant, concerning the absence of presence of Hazardous Materials at the Property or otherwise relating to the environmental condition of the Property.

         33. NOTICES: All notices and demands which may or are to be required or permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or overnight courier, addressed to the addressee at the address for such addressee as specified in the Basic Lease Information, or to such other place as such party may from time to time designate in a notice to the other party given as provided herein, or by telex or telecopy at the number therefor designated by the addressee in a written notice given as provided herein. Notice shall be deemed given upon the earlier of actual receipt or the third day following deposit in the United States mail in the manner described above.

         34. WAIVER: The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of Rent. No delay or omission in the exercise of any right or remedy of Landlord on any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by Landlord of any Default must be in writing and shall not be a wavier of any other Default concerning the same or any other provisions of this Lease.

         35. HOLDING OVER: Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord's remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance * a rental rate of one hundred twenty-five percent (125%) of the Base Rent last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

         36. SUCCESSORS AND ASSIGNS: The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.

         37. TIME: Time is of the essence of this Lease and each and every term, condition and provision herein.

         38. BROKERS: Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Broker(s) specified in the Basic Lease Information in the negotiating or making of [work unreadable] Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims [word unreadable] costs and expenses, including attorneys' fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party.

         39. LIMITATION OF LIABILITY: Tenant agrees that, in the event of any default * breach by Landlord with respect to any of the terms of the Lease to be observed and performed by Landlord (a) Tenant shall look solely to the estate and property of Landlord or any a successor in interest in the Property and the Premises, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord;
(b) no other property or assets of Landlord, its partners, shareholder, officers, directors or any successor in interest shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies; (c) no personal liability shall at any time be asserted or enforceable against Landlord's partners or successors in interest (except to the extent permitted in (a) above), or against Landlord's shareholders, officers or directors, or their respective partners, shareholders, officers, directors or successors in interest; and (d) no judgment will be taken against any partner, shareholder, officer or director of Landlord. The provisions of this Paragraph shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party.

         40. FINANCIAL STATEMENTS: Within thirty (30) days after Landlord's request, Tenant shall deliver to Landlord the then current financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), prepared or compiled by a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

         41. RULES AND REGULATIONS: Tenant agrees to comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operation of the Premises and parking and other common areas. Such rules may include but shall not be limited to the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant's refuse and other rubbish at the sole cost and expense of Tenant. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said rules and regulations.

         42. MORTGAGEE PROTECTION:

                  (a) MODIFICATIONS FOR LENDER. If, in connection with obtaining financing for the Premises or any portion thereof, Landlord's lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Tenant's rights or require any payment of additional sums by Tenant not required by this Lease or otherwise increase Tenant's obligations under this Lease.

                  (b) RIGHTS TO CURE. Tenant agrees to give to any trust deed or mortgage holder ("Holder"), by registered mail, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional twenty (20) days after expiration of such period, or after receipt of such notice from Tenant (if such notice to the Holder is required by this Paragraph 42(b)), whichever shall last occur, within which to cure such default, or if such default cannot be cured within that time, then an additional forty-five (45) days if within such initial twenty (20) day period, any Holder has commenced and is diligently pursuing the remedies necessary to cure such default, in which event this Lease shall not be terminated.

         43. ENTIRE AGREEMENT: This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect.

         44. INTEREST: Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within ten (10) days from when the same is due shall bear interest from such tenth (10th) day until paid at an annual rate equal to the maximum rate of interest permitted by law. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all costs and attorneys' fees incurred by Landlord in collection of such amounts.

         45. CONSTRUCTION: This Lease shall be construed and interpreted in accordance with the laws of the State of California. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

         46. REPRESENTATIONS AND WARRANTIES OF TENANT: Tenant hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.

                  (a) If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and the person(s) executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

                  (b) Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

         47. EXTENSION OPTIONS: So long as no Default exists, Tenant shall have options to renew and extend the Term for four (4) successive five (5) year periods ("Option Terms") upon the same terms and conditions as are provided herein for the initial Term (the "Initial Term"), subject, however to the redetermination of Monthly Base Rent hereinafter provided. The option for each such Option Term shall be exercised by the giving of notice of exercise during, and at least 150 days prior to the expiration of, the prior Option Term or Initial Term (as the case may be).

         The monthly Base Rent shall be redetermined effective as of the beginning of each Option Period at a level equal to 95% of the then current market rate for the rental in the general area in which the Premises are located for comparable warehouse/distribution facilities leased under comparably structured leases (but excluding any rental value attributable to the Tenant Improvements paid for by Tenant and not reimbursed by Landlord). After an exercise by Tenant of an option to renew this Lease for a new Option Term, Landlord and Tenant shall use their best efforts to agree, at least 120 days prior to the commencement of such Option Term on the new Base Rent. In the absence of such an agreement by such date, then within twenty (20) days after such date, Landlord and Tenant shall each appoint an appraiser, the two of which will appoint a third appraiser within thirty (30) days after the date of their appointment. Each appraiser shall have a minimum of five years' professional experience in appraising comparable property in the area in which the Property is located. Independently, each of the three appraisers will render an opinion as to the market rental and the two appraisers opinions which are closets in value will be averaged to determine the market rental rate on which the new monthly Base Rent of 95% of market rent will be based. Such opinions shall be rendered within sixty (60) days after the date the third of such three appraisers is appointed. In no event shall the monthly Base Rent so established be less, however, than the monthly Base Rent in effect at the conclusion of the prior Option Term or Initial Term (as the case may be). Landlord and Tenant will each pay for the cost of their respective appraiser and one-half the cost of the third appraiser. Notwithstanding the foregoing, in the event either party fails to timely appoint an appraiser in accordance with the foregoing, the other party shall notify such party in writing of such party's failure and that, if such party fails to make an appointment within five (5) days after such notice, the determination of the appraiser timely appointed shall control. If the party which receives such notice fails to make an appointment within such five (5) day period, the determination of the appraiser timely appointed shall control.

         The initial monthly Base Rent for each Option Term, as so determined, will be increased effective on the twenty-fifth (25th) and forty-ninth (49th) months of such Option Term by ninety-five percent (95%) of the change in the Consumer Price Index (Los Angeles, Long Beach, Santa Ana - 1985 = 100) between the first (1st) and twenty-fourth (24th) and twenty-fifth (25th) and forty-eighth (48th) months, respectively, of each Option Term, provided that in no event shall any such increase in the monthly Base Rent be less than six percent (6%), or more than twelve percent (12%).

         48. PURCHASE OPTION: Tenant shall have an option to purchase the Property (the "Purchase Option") by giving notice of exercise at any time after the execution of this Lease and on or before the second anniversary of the Commencement Date. Within two business days after giving notice of exercise of the Purchase Option, an escrow shall be opened by Landlord and Tenant (who shall execute such instructions as are reasonably required to facilitate the sale of the Property pursuant to an exercise of the Purchase Option, in accordance with the terms hereof and as are reasonably required by the escrow holder in accordance with its customary practice) at Chicago Title Insurance Company, or another title company mutually acceptable to Landlord and Tenant, and $150,000.00 (the "Option Deposit") shall be deposited in escrow by Tenant.

                  Tenant shall have a period of 30 days following the opening of escrow (the "Contingency Period") in which to conduct such investigation and review of the Property, and all matters relating thereto, including title, environmental factors, soil conditions and building condition, as it deems necessary or appropriate. Upon request, after the opening of escrow, Landlord shall promptly deliver to Tenant such soil and engineering reports, environmental studies, boundary and topographic studies, plans, building materials and/or other relevant materials as are in Landlord's possession and included within the scope of Tenant's request. Tenant shall order from Chicago Title Insurance Company, or another Title company mutually acceptable to Landlord and Tenant, a preliminary title report sufficient to enable it to review title to its satisfaction.

                  At any time on or before the expiration of the Contingency Period, Tenant may by notice to Landlord and the escrow holder disapprove the Property for any reason, whereupon the escrow shall be canceled (and Tenant shall bear all costs thereof), the Option Deposit will be returned, Tenant will have no further option or right to purchase the Property and the Lease will continue in full force and effect.

                  In the absence of such a termination within the Contingency Period, the Option Deposit shall be non refundable, and Tenant shall be obligated to purchase the Property, subject only to the conditions hereinafter contained.

                  The purchase price shall be the sum of (1) the amount of any "Additional Concrete Costs" (as hereinafter defined) plus (2) $40.50 multiplied by the number of square feet of rentable area contained in the Premises, if the purchase is exercised prior to the Commencement Date, and $43.00, multiplied by the number of square feet of rentable area contained in the Premises if the purchase is exercised after the Commencement Date. If the closing occurs prior to a determination of the exact gross floor area, the amount due and payable on account of the purchase price at the closing shall be based on 98,000 rentable square feet and shall be adjusted post closing, by refund or additional payment, as the case may be. The "Additional Concrete Costs" means the increase in costs paid by Landlord as a result of using #4 reinforcement bars, instead of wire mesh, in the concrete floor slab and concrete apron area located adjacent to the truck loading area constructed by Landlord as part of the Landlord Improvements. The entire Purchase Price, subject to the foregoing, shall be paid in cash through escrow at the closing. The Option Deposit shall be applied to the Purchase Price and the balance of the Purchase Price shall be deposited in escrow by wire transfer or other means sufficient to assure the availability of good funds on the closing.

                  The closing shall occur 45 days after the opening of escrow, or on such earlier date as shall be mutually agreed upon by the parties.

                  After the expiration of the Contingency Period without disapproval by Tenant of the Property or any aspects thereof, the only conditions to Tenant's obligation to purchase the Property shall be:

                  (a) there being no material damage to or destruction of the Premises subsequent to the end of the Contingency Period and prior to the closing;

                  (b) execution by Landlord and delivery through escrow at the closing of a grant deed in recordable form, with an exception for matters approved in writing by Tenant, conveying the Property to Tenant; and

                  (c) issuance to Tenant by Chicago Title Insurance Company, or another title company mutually acceptable to the parties, of an owner's policy of title insurance insuring Tenant's title to the Property in the amount of the Purchase Price, subject to exceptions only for non-delinquent taxes and assessments, and matters approved in writing by Tenant.

                  The issuance of the aforesaid title insurance policy shall be a condition to Tenant's obligation only if ordered by Tenant in time to enable the title company to complete the review necessary to issue the policy at the closing.

                  The title policy shall be a CLTA or ALTA policy, as determined by Tenant, and shall contain such endorsements as Tenant shall reasonably require. Landlord shall pay the basic cost of a CLTA Policy and Tenant shall pay the cost of any endorsements and all additional costs required to obtain an ALTA policy, if Tenant elects to obtain an ALTA, instead of a CLTA, policy.

                  Rent, taxes and expenses shall be prorated as of the closing. Landlord shall pay any applicable transfer taxes. Landlord and Tenant shall each pay one-half of the escrow holder's fees and charges.

                  Tenant agrees that upon closing, it will have accepted the Property on an "As Is", "Where is", "With All Faults Basis", except as to that portion of the Landlord Improvements which may not have been completed if the closing is prior to the Commencement Date.

         In the event that the closing occurs prior to the Commencement Date, Landlord shall complete the Landlord Improvements on the same basis as would have been applicable if the Purchase Option had not been exercised.

                  IF, AFTER A TERMINATION OF THE CONTINGENCY PERIOD WITHOUT DISAPPROVAL BY TENANT, THE PURCHASE FAILS TO CLOSE AS THE RESULT OF A BREACH BY TENANT, THEN THE OPTION DEPOSIT, AND ALL INTEREST EARNED THEREON, SHALL BE RELEASED TO LANDLORD BY ESCROW HOLDER AS LIQUIDATED DAMAGES. RETENTION OF THE OPTION DEPOSIT BY LANDLORD AS LIQUIDATED DAMAGES SHALL NOT CONSTITUTE A FORFEITURE OR PENALTY. RETENTION OF THE OPTION DEPOSIT BY LANDLORD SHALL CONSTITUTE LANDLORD'S SOLE AND

EXCLUSIVE REMEDY FOR SUCH BREACH. THE PARTIES ACKNOWLEDGE THAT THE ACTUAL DAMAGE WHICH WOULD RESULT TO LANDLORD AS A RESULT OF SUCH BREACH WOULD BE EXTREMELY DIFFICULT TO ESTABLISH. THE PARTIES AGREE THAT THE OPTION DEPOSIT CONSTITUTES A FAIR AND REASONABLE AMOUNT TO BE RETAINED BY LANDLORD AS AGREED AND LIQUIDATED DAMAGES. THE FOREGOING PROVISION SHALL BE OF NO EFFECT WITH RESPECT TO, AND SHALL NOT AFFECT THE AMOUNT OF ANY LIABILITY OF TENANT ARISING UNDER ANY PROVISION OF THIS LEASE OTHER THAN A BREACH BY TENANT UNDER THIS PARAGRAPH 48 AND IN PARTICULAR SHALL NOT AFFECT TENANT'S CONTINUING OBLIGATIONS, INCLUDING THE OBLIGATION TO PAY RENT, UNDER THIS LEASE.

         Landlord and Tenant have executed and delivered this Lease as of the Lease Date specified in the Basic Lease Information.

                                     TENANT:

                                     STERIGENICS INTERNATIONAL
                                     a California corporation


                                     By: /s/ James F. Clouser
                                         ----------------------------------
                                     Name:  James F. Clouser
                                         ----------------------------------
                                     Title:  President & CEO
                                         ----------------------------------

                                     By:
                                        -----------------------------------
                                     Name:
                                          ---------------------------------
                                     Title:
                                           --------------------------------

                                     LANDLORD:

                                     AETNA REAL ESTATE ASSOCIATES, L.P.
                                     a Delaware limited partnership

                                     By:      Aetna/AREA Corporation
                                              a Connecticut corporation
                                              General Partner


                                     By: /s/ Thomas Berreira
                                         ----------------------------------
                                         Name:  Thomas Berreira
                                                ---------------------------
                                         Title:  Senior Vice President
                                                ---------------------------

                                    EXHIBIT A


That certain real property located in the City of Corona, County of Riverside, State of California, described as follows:

Lot 5 of Tract No. 19150-1 in the City of Corona, County of Riverside, State of California, as per map recorded on February 21, 1991, in Book 166, Pages 22 through 26 inclusive of Maps, in the Office of the County Recorder of said County.

                                    EXHIBIT B



That certain real property located in the City of Corona, County of Riverside, State of California, described as follows:

Lots 1, 2 and 3 of Parcel Map No. 24357 in the City of Corona, County of Riverside, State of California, as per map recorded on February 21, 1991, in Book 174, Pages 72 through 76 of Maps, in the Office of the County Recorder of said County.

Lot 5 of Tract No. 19150-1 in the City of Corona, County of Riverside, State of California, as per map recorded on February 21, 1991, in Book 166, Pages 22 through 26 inclusive of Maps, in the Office of the County Recorder of said County.

                                  [PROPOSED FLOOR PLAN]

                                    EXHIBIT D

                              DESIGN SPECIFICATIONS

                                January 26, 1993

                     New SteriGenics International Facility

                               Corona, California


Building Size                       98,000 sf (Approximately)
Building Dimensions:                200' x 490'
Clear Height:                       24' min. (except 29' min. over call area).
Bay Spacing                         40' x 50' minimum

General

Design and                   - In accordance with all applicable codes and
Accessibility                  ordinances. Accessibility shall meet Title
                               24 (California) and ADA Standards
                               (Federal) without regard to tenant's
                               specific use.

Site Work

Trucking and                 - Shall be concrete or asphalt.  Design to a
Access Roads                   truck index of 6.0 or higher, which shall
                               accommodate heavy truck loads and have a minimum life expectancy of 15 years.

Concrete Apron               - 60' wide x 6" minimum thickness with
                               minimum #4 reinforcement bars at 18"
                               minimum on center each way over sub base section per soils engineer recommendation. Grade at dock high truck doors not to exceed 3%.

Signing                      - One monument or building sign to be reasonably
                               approved by tenant.

Drainage                     - Design to provide gravity flow drainage off of
                               site.

Shell:

Architecture                 - Exterior design and colors to be consistent with
                               other buildings in the park and approved by tenant.

Floor Slab                   - Five (5) in. minimum 4,000 lb. psi concrete. Slab
                               shall be level adjacent to the cell area and sloped at a maximum of 1% east and west of the cell area and designed to minimize cracking. Including #4 reinforcement bars at 18" on center in each direction. Design concrete mix to meet a shrinking characteristic of .032% +/- 15%. Maximum unjointed slab area shall be 400 sq. ft.

Exterior Walls               - Tilt-up construction with accent bands. Design
                               concrete mix to meet a shrinking characteristic of .032% +/- 15% to minimize cracks due to shrinkage.

Exterior Wall                - One high grade primer coat and one high grade
Finish "Tex Coat". "One coat to cover" systems will not be allowed.

Roof                         - Panalized roof system, plywood stiffeners,
Structure                      purlins and glu-laminated beams with steel
                               columns.  Truss system may be substituted.

Roofing                      - 4 ply, built-up, asphaltic membrane.  Minimum
Material shall be class A rating and class 1 wind uplift rating I-90. A 20 year bondable system and a three year written warrantee shall be required.

Dock High                    - Twenty-seven steel sectional high-lift doors,
                               8.5' wide x 9.5' high. Include 4" wide x 60' long yellow paint strips at edge of each truck door, 8 1/2' between center lines. Paint numbers (minimum 9" high) 1 through 28 above each truck door (including drive-in doors).

Drive-in                     - Two steel sectional roll-up doors 10' wide x 14'
Doors                          high.

Driver's                     - Paint "Driver's Entrance" (minimum 9" high)
Entrance                       above entrance door(1).

Fire                         - Coverage will be .60 GPM over 3300 sq. ft. Mount
Sprinkler                      heads and pipes to maintain maximum clear height
                               Fire sprinkler water supply shall be delivered to call area.

Skylight/Smoke               - Class IV commodity, per article 81 of the UFC,
Vents, Combination             designed Vents, for high piled, combustible
Units                          stock (20+)

Downspouts                   - All downspouts may be at exterior of building.
                               Downspouts at trucking area shall be protected with pipe bollards.

Roof Hatch &                 - To be provided for HVAC maintenance.
Access Ladder

Curbs                        - All on-site curbs shall be poured in place
                               concrete. Bottom of curb shall be a minimum 12" below top of asphalt pavement.

Electrical                   - Landlord to specify electrical service
Service required to building. 1200 amp/ 480/277 volt 3 phase electrical service subpanel required at cell area.

Gas Service - Sized to accommodate office HVAC and future radiant heaters at conveyor loading area.

Plumbing                     - Water and sewer lines shall be provided at cell
                               area.

Parapet                      - Sufficient to screen roof and HVAC from street
                               view.

Landscaping                  - Consistent with requirements of the Industrial
                               Park.

Improvements - Office (See Office Plan):

Ceiling                      - Nine (9) ft. high
Height

Office                       - Fluorescent lighting providing 75FC at desk
Lighting top level. Conference rooms and lobby area shall include parabolic lenses.

Wall Finish                  - Primer and finish paint coat over textured
                               finish. 50% of office area wall surface shall include wall covering. Allowance to be $2.50/sq. ft. of wall area. Tenant to approve material selection and colors.

Interior                     - 3' x 7', solid core wood doors with sidelights
Office Doors                   at offices.  Frames to be aluminum with black
                               amodized finish.

Ceiling Tiles                - 2' x 4' acoustical, lay-in tiles with recessed
                               grid (equivalent to Armstrong's Second Look II). Grid color to match ceiling tile.

Carpet/Top Set               - 32 oz. cut pile.  Tenant to approve color and
Base                           final selection.

Vinyl Tile                   - At lunch rooms (office and warehouse) and
(Sheet) shipping and receiving office. Provide a 6" cover base.

HVAC                         - Capacity, zoning and thermostat location to
(Office Area)                  be reasonably approved by tenant.

Window                       - Horizontal aluminum, mini-blind type at all
Covering                       exterior window areas and all interior
                               sidelights.  Tenant to approve.

Lunch Area                   - To include cabinets (with plastic laminate
(Office) finish, concealed hinges and pulls), sink, microwave oven, refrigerator (self-defrosting/18 cu. ft. min.), and dishwasher.

Men's Office/                - To include a minimum of two (2) water closets, 1
Restrooms                      urinal and 1 sink.

Women's                      - To include a minimum of 2 water closets, 1 sink.
Restroom

Toilet Room                  - Toilet paper dispenser, toilet seat cover
Accessories                    dispenser, paper towel dispenser/waster
                               receptacle. Feminine napkin dispenser and disposal in woman's water closets.

Ceramic Tile                 - All Floor areas and 4' high at all sink,
at Restrooms                   urinal and water closet areas (i.e. wet walls
                               only).  Grout to be sealed.  Standard tile
                               type and color to be approved by tenant.

Floor Drains                 - At least one drain shall be provided in each
                               restroom. Entire floor shall slope to drain.

Water                        - One to be provided in warehouse lunchroom and
Fountain                       one to be provided at office restroom core.
(Recessed)

Door Closures                - At all doors from main offices and lunch room
and Vision                     leading into warehouse.  Doors from main
Panels                         office area to warehouse shall have locks.

Electrical,                  - Standard 110 Volt distribution throughout
Phone and                      office.  Phone and computer pull rings to be
Computer Lines                 layout.  Phone and computer system to be
                               provided by tenant.

Mezzanine                    - Designed to accommodate a live load of at least
                               125 #/sf. and include 1.5" of flooring topping, Gyp-crete, or equivalent to reduce sound transmission to first floor.

Improvements - Warehouse:

Warehouse                    - Control room and maintenance manager's
Office Area                    offices shall include 9' high ceiling, HVAC,
Improvement                    electrical outlets, telephone and sheet vinyl
                               tile flooring with 6" cove base. Maintenance shops, and sample inbound and outbound rooms shall include 110 Volt electrical outlets, concrete floor and no ceiling. Strip fluorescent lighting shall be dropped to top of sheet-rocked wall. Lighting shall be 70 FC at desk top height.
                               Perimeter wall height from control room to sample room shall be a minimum of 10'.

Warehouse                    - Men's restroom to include 1 urinal, 1 toilet,
Restrooms                      and 1 sink.  Women's restroom to include 1
                               toilet and 1 sink.

Warehouse                    - Floor to be cleaned before sealing with acid
Floor wash or "shot blast" to insure slab is completely clean prior to sealer application. Sealer to be "Shur-Seal", or equivalent.

Interior Walls/              - Interior concrete walls, office and cell
Pipe Columns/                  walls exposed to warehouse to be painted
Guard Rails                    with two colors.  Four (4) ft. high darker
                               band (Cobalt blue) at all warehouse interior walls. Remaining interior walls to be painted off-white. Columns shall be painted off-white with an eight (8) ft. band painted yellow at base. Guard rails at perimeter of office shall be painted yellow. Use both a primer and finish coat throughout. Tenant to approve colors selected by landlord's architect.

Concrete                     - Provide protection at outside edge of drive-
Filled 6"                      in truck doors and next to inside guide
Bollards                       rails of dock-high doors.  Bollards shall be
                               placed in closure pour strip and painted yellow.

Slop Sink                    - To be provided in the maintenance room next
and Floor                      to cell.
Drain

Recessed                     - 25,000 lbs. capacity, Model #H608K (6 Total)
Levelers                       Kelley hydraulic type dock levelers, or
                               equivalent.

Edge of Dock                 - 20,000 lbs. capacity, Model EXT-72 (14 Total)
Levelers                       Kelley Manual type dock levelers, or
                               equivalent.

Warehouse Public             - Controlled from reception area in office.
Address System                 System shall access all areas of warehouse.

Lighting                     - Metal Halide, 20 FC at floor level, each row
                               separately switched.

Electrical                   - One duplex 110V outlet at every other dock
Power at                       high door.
Dock Doors

Exterior                     - Photo electrically controlled.  Architect to
Lights at                      specify.
Dock Area

                                    EXHIBIT E


1. Storage mezzanine plywood deck to be open to warehouse below with the railing per code.

2. Modular office furniture (as indicated on the Floor Plan attached as Exhibit C) is excluded from Landlord Improvements.

3. All costs of constructing Cell Improvements are excluded (except for roof modifications to accommodate 29' clear height in Cell Area) from the Landlord Improvements.

4. All permits and fees are included as part of Landlord's cost in designing and constructing the Building. Tenant shall assume full responsibility for any and all permits and fees associated with Tenant's Improvements including the Cell Area.

                                    EXHIBIT F


                          COMMENCEMENT DATE MEMORANDUM


LANDLORD:                  AETNA REAL ESTATE ASSOCIATES, L.P.

TENANT:                    STERIGENICS INTERNATIONAL

LEASE DATE:                February 8, 1993

PREMISES:                  342 Bonnie Circle
                           Corona, California


         Tenant hereby accepts the Premises as being in the condition required under the Lease, with all Landlord Improvements completed (except for minor punchlist items).

         The Commencement Date of the above referenced Lease is hereby established as __________, 19 ___.


                                       TENANT:

                                       STERIGENICS INTERNATIONAL
                                       a California corporation


                                       By:_________________________

                                       Printed Name:_______________

                                       Title:______________________

                                       Approved and agreed:

                                       AETNA REAL ESTATE ASSOCIATES, L.P.
                                       a Delaware limited partnership

                                       By: Aetna/AREA Corporation
                                           a Connecticut corporation
                                           General Partner

                                           By: ___________________


                                           Name: _________________

                                           Title: ________________

                                    EXHIBIT G

                                    GUARANTY

         THIS GUARANTY (the "Agreement") is entered into as of February 8, 1993, by CHARLES W. KING, JR. ("Guarantor"), for the benefit of AETNA REAL ESTATE ASSOCIATES, L.P., a Delaware limited partnership ("Aetna"). This Guaranty is made with reference to the following facts:

         A. Concurrently with the delivery of this Guaranty, Aetna and Sterigenics International, a California corporation ("Tenant"), are delivering that certain Lease Agreement dated February 8, 1993, between Aetna, as landlord, and Tenant, as tenant (the "Lease"), covering premises located at 342 Bonnie Circle, Corona, California, and more particularly described in the Lease (the "Premises").

         B. As provided in the Lease, Tenant contemplates constructing certain improvements in the building to be constructed by Aetna, including a "Cell Area" (as defined in the Lease) and other "Cell Improvements" (as defined in the Lease).

         C. Tenant intends to use the Cell Area as a gamma sterilization facility, which use will involve the use of certain materials which constitute "Hazardous Materials" (as defined in the Lease).

         D. Under the Lease, Tenant has certain obligations at the end of the term of the Lease or at the sooner termination of the Lease which are defined in the Lease as the "Cell Removal Obligations."

         E. Guarantor is the sole shareholder of Tenant.

         F. A condition precedent to Aetna entering into the Lease is that Guarantor make and deliver this Guaranty to Aetna, and Aetna would not enter into the Lease in the absence of this Guaranty.

         G. Guarantor wishes to induce Aetna to enter into the Lease.

         Guarantor, for the benefit of Aetna, agrees as set forth below:

         1. DEFINITIONS. Any capitalized term not otherwise defined herein shall have the meaning assigned to such term in the Lease.

         2. GUARANTY. Subject to the limitation on Guarantor's maximum liability set forth in Section 9 hereof, Guarantor unconditionally guarantees to Aetna the timely payment and performance by Tenant of the following (the "Guaranteed Obligations"):

         (i) The performance of the Cell Removal Obligations, in accordance with all the requirements of the Lease; and

         (ii) The full payment of any costs or expenses, including attorneys' fees, incurred by Aetna in connection with enforcing its rights under this Guaranty.

         3. AETNA'S DIRECT RIGHTS. This is a guaranty of payment and performance and not a guaranty of collection. In the event that Tenant fails timely to pay or perform any of the Guaranteed Obligations, Aetna may enforce its rights under this Guaranty without first seeking to obtain payment or performance from:

         (i) Tenant;

         (ii) Any other guarantor;

         (iii) Any collateral Aetna may hold for the Guaranteed Obligations; or

         (iv) Exercise of any other remedy or right that Aetna may have.

Guarantor waives any rights it may have under California Civil Code Sections 2845 or 2849 to require Aetna first to take any of the foregoing actions. If Aetna decides to proceed first to exercise any other remedy or right, or to proceed against another person or any collateral, Aetna retains all of its rights under this Guaranty.

         4. OBLIGATIONS OF GUARANTOR UPON DEFAULT BY TENANT. If performance of the Cell Removal Obligations shall not be completed in accordance with Section 2(i) of this Guaranty, Guarantor shall pay to Aetna, in cash, $50,000.00 or the estimated cost of completing the Cell Removal Obligations, as determined by Aetna in its sole judgment, whichever is less. The payment under the preceding sentence shall be due and payable promptly after Aetna advises Guarantor, in writing, of Tenant's breach of the Cell Removal Obligations and Aetna's estimate of the cost of completing the Cell Removal Obligations.

         5. CONTINUING GUARANTY. This is a continuing guaranty of the Guaranteed Obligations and may not be terminated, except as provided in Section 10 hereof.

         6. NO NOTICE REQUIRED. Aetna does not have to notify Guarantor of any of the following events and Guarantor will not be released or exonerated from its obligations under this Guaranty if it is not notified of:

         (i) Tenant's failure to timely pay or perform any of the Guaranteed Obligations;

         (ii) Any adverse change in Tenant's financial condition or business;

         (iii) Any sale or other disposition of any collateral for the Guaranteed Obligations, or for any guaranty of the Guaranteed Obligations;

         (iv)     Aetna's acceptance of this Guaranty;

         (v)      Any renewal, extension or other modification of the Lease; or

         (vi)     All other notices to which it might be entitled.

         7. GUARANTOR'S ADDITIONAL WAIVERS. Guarantor waives any right it may have to any of the following acts:

         (i)      Demand;

         (ii)     Presentment;

         (iii)    Diligence;

         (iv)     Protest;

         (v)      Notice of dishonor; and

         (vi)     Any other notice to which it may be entitled.

         8. NO RELEASE OF GUARANTOR. Aetna may do any of the following, by action or inaction, without releasing or exonerating Guarantor from any of its obligations under this Guaranty (including any release or exoneration that might occur under California Civil Code Sections 2819, 2845, 2848, 2849, or 2850):

         (i)      Renew, extend or otherwise modify or alter the Lease;

         (ii)     Release Tenant from any of the Guaranteed Obligations;

         (iii) Sell, release, subordinate, impair, waive or otherwise fail to realize upon any collateral for the Guaranteed Obligations, or any other guaranty of the Guaranteed Obligations;

         (iv) At its option and without any obligation to do so, and following Tenant's failure to timely do so, proceed to perform any and all of the Cell Removal Obligations and to pay amounts required to be paid to cause performance of the Cell Removal Obligations, and Guarantor shall, in accordance with Section 4, pay to Aetna all sums expended by Aetna in such performance in accordance with 4;

         (v) From time to time and without first requiring performance on the part of Tenant and without being required to exhaust any security held by Aetna, if any, to look to and require performance by Guarantor of an obligation on the part of Guarantor to be performed pursuant to the terms hereof, by action at law or in equity or both, and further to collect in any such action its costs and expenses, including reasonable attorneys' fees incurred in enforcing its rights hereunder;

         (vi) Foreclose on any collateral for the Guaranteed Obligations or a guaranty of the Guaranteed Obligation in a manner that diminishes, impairs or precludes the right of Guarantor to enjoy any rights of subrogation against Tenant or any other guarantor, or to obtain reimbursement, performance, or indemnification for payment or performance under this Guaranty (including any of the foregoing that results from the direct or indirect application of California Code of Civil Procedures sections 580a, 580b, 580c, 580d, and 726, and Commercial Code sections 1103 and 9501 et seq.);

         (vii)    Make an election under Bankruptcy Code section 1111(b)2);

         (viii) Permit or suffer the creation of secured or unsecured credit or debt under Bankruptcy Code section 364;

         (ix) Permit or suffer the disallowance, voidance or subordination of any of the Guaranteed Obligations; or

         (x) Fail to exercise any right or remedy it may have with respect to the payment or performance of the Guaranteed Obligations.

         9. MAXIMUM LIABILITY. Notwithstanding anything to the contrary contained herein, Guarantor's maximum liability under Section 2(i) of this Guaranty shall be $50,000.00. The foregoing limitation on Guarantor's liability shall in no way limit the obligations of Tenant under the Lease for the Cell Removal Obligations.

         10. TERMINATION. This Guaranty shall terminate on the last day of the Initial Term of the Lease, provided that the Lease is then in full force and effect, no Default then exists under the Lease and the Term of the Lease has been extended by Tenant in accordance with the terms of the Lease. In the absence of such a termination, this Guaranty shall continue in full force and effect.

         11.      MISCELLANEOUS.

                  11.1 APPLICABLE LAW. The laws of the State of California will apply to the interpretation and enforcement of this Guaranty.

                  11.2 INTEGRATION. This Guaranty is the entire agreement of Aetna and Guarantor with respect to the subject matter of this Guaranty.

                  11.3 RIGHTS CUMULATIVE. All of Aetna's rights under this Guaranty are cumulative. The exercise of any one right does not exclude the exercise of any other right given in this Guaranty or any other right of Aetna not set forth in this Guaranty.

                  11.4 SEVERABILITY. If any provision of this Guaranty is unenforceable, or otherwise invalid, the remaining provisions of this Guaranty shall be enforced to the fullest possible extent.

                  11.5 NOTICES. Each party may give any notice to the other party at the address specified below for such party, until changed in writing by notice given by such party to the other party:

                  If to Aetna:

                                         c/o Aetna Investment Group
                                         242 Trumbull Street
                                         Hartford, Connecticut 06156
                                         Attn:  Asset Management
                                                          and

                                         Aetna Investment Group
                                         1740 Technology Drive
                                         Suite 600
                                         San Jose, California 95110
                                         Attn: Asset Management

                  If to Guarantor:

                                        Charles W. King, Jr.
                                        416 Sand Hill Circle
                                        Menlo Park, California 94025

                  11.6 HEADINGS; NUMBER; GENDER. Section headings used in this Guaranty are for convenience only. They are not a part of this Guaranty and shall not be used in construing it. Wherever appropriate in this Guaranty, the singular shall be deemed to also refer to the plural, and the plural to the singular, and pronouns of certain genders shall be deemed to include either or both of the other genders.

                  11.7 REVIEW OF DOCUMENTS. Guarantor hereby acknowledges that he has a copy of and is fully familiar with the Lease.

                  11.8 ACKNOWLEDGMENT OF WAIVERS. Guarantor acknowledges that certain provisions of this Guaranty operate as waivers of rights that Guarantor would otherwise have under applicable law.

                  IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above written.

                                           "Guarantor"


                                           ______________________________
                                           CHARLES W. KING, JR.

                       CONSTRUCTION INSURANCE REQUIREMENTS

A. Workers' Compensation in statutory amounts and Employers Liability Insurance in the minimum amounts of $100,000 each accident for bodily injury by accident and $100,000 each employee for bodily injury by disease with a $500,000 policy limit, covering each and every worker used in connection with the contract work.

B. Comprehensive General Liability Insurance on an occurrence basis including, but not limited to, protection for Premises/Operations Liability, Broad Form Contractual Liability, Owner's and Contractor's Protective, and Products/Completed Operations Liability*, in the following minimum limits of liability:

         Bodily Injury, Property Damage, and         $1,000,000/each occurrence
         personal Injury Liability                   $2,000,000/aggregate

         *Products/Completed Operations Liability Insurance is to be provided for period of at least one (1) year after completion of work.

C. Comprehensive Automobile Liability Insurance with the following minimum limits of liability:

         Bodily Injury and Property                  $1,000,000/each occurrence
         Damage Liability                            $2,000,000/aggregate

         This insurance will apply to all owned, non-owned or hired automobiles to be used by the Contractor in the completion of the work.

D. Umbrella Liability Insurance in a minimum amount of $2 million dollars ($2,000,000), providing excess coverage on a following-form basis over the Employer's Liability limit in paragraph A and the liability coverages outlined in paragraphs B & C.

E. All-Risk Builder's Risk Insurance in the broadest coverage form available, covering material and equipment, including coverage for transit, off-site storage, extra expense and expediting expense to ensure the continuation and timely completion of the project.

                                    EXHIBIT F

                          COMMENCEMENT DATE MEMORANDUM


LANDLORD:                  AETNA REAL ESTATE ASSOCIATES, L.P.

TENANT:                    STERIGENICS INTERNATIONAL

LEASE DATE:                February 8, 1993

PREMISES:                  342 Bonnie Circle
                           Corona, California


         Tenant hereby accepts the Premises as being in the condition required under the Lease, with all Landlord Improvements completed (except for minor punchlist items).

         The Commencement Date of the above referenced Lease is hereby established as June 1, 1994.

                                     TENANT:

                                     STERIGENICS INTERNATIONAL
                                     a California corporation


                                     By: /s/ James F. Clouser
                                         -----------------------------------

                                     Printed Name:  James F. Clouser
                                                    ------------------------
                                     Title: President & CEO
                                            --------------------------------

                                     Approved and agreed:

                                     AETNA REAL ESTATE ASSOCIATES, L.P.
                                     a Delaware limited partnership

                                     By: Aetna/AREA Corporation
                                         a Connecticut corporation
                                         General Partner

                                         By: /s/
                                             -------------------------------

                                         Name: Thomas Berreira
                                               -----------------------------
                                         Title: Vice President
                                                ----------------------------